Exhibit 10.11

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of August 5, 2009 (the “Effective Date”), by and between ALTHEA TECHNOLOGIES, INC., a Delaware corporation (the “Sublessor”) and ALTHEADX, INC., a Delaware corporation (the “Sublessee”).

R E C I T A L S

A. Sublessor is the Tenant under that certain Standard Industrial/Commercial Multi-Tenant Lease - Net, dated as of September 9, 2002, as amended by that certain First Amendment to Sublease, dated as of December 8, 2005, as further amended by that certain Second Amendment to Sublease, dated as of October 18, 2006 (as amended, the “Lease”), by and between Sublessor and General Atomics, a California corporation (“Landlord”), whereby Sublessor currently leases from Landlord approximately 79,066 square feet of space, 29,895 square feet of which is located at 11040 Roselle Street, San Diego, California 92121 (“Building 1”), 20,817 square feet of which is located at 3550 Dunhill Street, San Diego, California 92121 (“Building 2”), and the remaining 28,354 square feet of which is located at 11030 Roselle Street, San Diego, California 92121 (“Building 3”) (Building 1, 2 and 3 collectively, the “Premises”). Capitalized terms used herein without definition shall have the meanings given such terms in the Lease.

B. Sublessee currently occupies approximately 8,916 square feet of the Premises located in Building 2 as outlined on the floor plan attached hereto as Exhibit “B” (the “Subleased Premises”).

C. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the Subleased Premises on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the covenants and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessee and Sublessor hereby agree as follows:

1. Subleased Premises. Sublessor hereby subleases to Sublessee the Subleased Premises upon all the terms and conditions contained in this Sublease.

2. Sublease Term. The term of the Sublease shall commence on the Effective Date and shall terminate on March 31, 2011 (the “Term”) or upon any earlier termination of the Lease.

3. Possession. Sublessee acknowledges that Sublessee is already in possession of the Subleased Premises, and Sublessee agrees it is accepting the Subleased Premises in its present “as is” condition, and acknowledges that Sublessor ~~and Landlord~~ have made no representation or warranty of any kind, express or implied, with respect to the Subleased Premises or the condition thereof. Any improvements or decorations that Sublessee wishes to be installed in the Subleased Premises shall be the responsibility of Sublessee and shall be subject to the approval of Landlord and Sublessor and shall be constructed in accordance with the terms of the Lease and applicable laws, ordinances, rules and regulations, of any government body having jurisdiction over the Subleased Premises. At the expiration of the Term, Sublessee shall (if required by Landlord at any time in accordance with the Lease or by Sublessor at the time of Sublessor’s approval of such improvements) remove from the Subleased Premises all such improvements and Sublessee’s personal property and shall repair any damage and perform any restoration work caused by such removal in accordance with the Lease requirements for restoration of the Subleased Premises.

4. Shared Space. Sublessor and Sublessee acknowledge and agree that the Subleased Premises and the Premises both utilize certain shared areas, including conference rooms, restroom facilities, hallways and a cafeteria, containing approximately 6,101 square feet total (“Shared Space”). The Shared Space is designated on Exhibit “B” attached hereto. The Shared Space breaks down into two (2) subsections, one portion of which is for the shared use of the occupants of Building 2 only, which section comprises 4,334 square feet of the Shared Space (“Building 2 Shared Space”) and the other portion of which is for the shared use of the occupants of Buildings 1, 2 and 3, which comprises 1,767 square feet of the Shared Space (the “Project Shared Space”). Subject to all of the terms and conditions of the Lease and this Sublease, Sublessee shall have the right to reasonable use of the Shared Space, subject to reasonable prior scheduling with Sublessor for use of the conference rooms; provided, however, that Sublessee shall be entitled to an amount of time during normal business hours to such conference rooms in proportion to its obligations for the costs of such conference rooms (i.e., 12%) to the extent Sublessee shall have need for such use.

5. Use. The Premises shall be used only for the uses permitted by Section 1.8 of the Lease and for no other uses whatsoever. In addition, Sublessee shall abide by all of Sublessor’s safety and security procedures, rules and regulations, as updated from time to time.

6. Rent. Beginning on the Effective Date and throughout the Term, Sublessee covenants and agrees to pay to Sublessor monthly rent (“Monthly Rent”) for the Subleased Premises in accordance with the schedule below. It is the intent of the parties that this Sublease will result in a triple net sublease and Sublessee will reimburse Sublessor for any and all costs relating to Sublessee’s use and occupancy of the Subleased Premises and use of the Shared Space such that there will be no cost to Sublessor as a result of this Sublease. Monthly Rent shall be pro-rated for any partial months at the beginning or end of the Term.

Period of Term	Monthly Rent

Effective Date - 3/31/2010	$43,320.00

4/1/2010 - 3/31/2011	$43,887,00

7. Rent Defined. Monthly Rent includes the following items: (i) Monthly Rent payable for the Subleased Premises and 42% of the Building 2 Shared Space and 12% of the Project Shared Space at the same rates charged under the Lease (currently $1.29 per square foot); (ii) Common Area Operating Expenses at the same rates per square foot charged under the Lease

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(currently estimated to be $0.275 per square foot); (iii) Sublessee’s share, calculated based upon the number of square feet in the Subleased Premises and 42% of the square footage of the Building 2 Shared Space and 12% of the square footage of the Project Shared Space, of all charges incurred by Sublessor for janitorial, utility services provided by Sublessor (including water, waste disposal, electric and gas), security services, telephone and internet services and IT and Facilities support services and personnel; and (iv) Sublessee’s share, calculated based upon the number of square feet in the Subleased Premises and 42% of the square footage of the Building 2 Shared Space and 12% of the square footage of the Project Shared Space, of all repair and maintenance charges, supplies, maintenance contracts, costs of calibration of equipment and similar charges incurred by Sublessor under the Lease or as a result of the operations being conducted in the Premises (e.g., equipment maintenance and repair and depreciation costs for any shared equipment will be equitably apportioned between Sublessor and Sublessee based on Sublessor’s reasonable estimate of each party’s use); provided, however, in no event shall Sublessee be responsible for any of the foregoing costs in (iii) and (iv) that are not supplied to the Subleased Premises or the Shared Space and any cost items which are attributable solely to the Sublessor and not provided to the Sublessee will not be included in the Monthly Rent calculation (e.g., repair, maintenance and calibration costs for equipment which Sublessee is not permitted to use pursuant to this Sublease would not be includible in Monthly Rent). In addition, Sublessor agrees and covenants that any services provided by Sublessor, or for which Sublessor is the party directly engaging a provider (and is not required to use a specified provider pursuant to the Lease), shall be provided at rates consistent with market rates for such services. Sublessor shall provide an annual reconciliation of the charges set forth above against the Monthly Rent paid by Sublessee. In the event the actual amount of any of the above charges is larger than the amount included in Monthly Rent above, then Sublessor shall submit an invoice to Sublessee for any excess amounts, together with reasonable invoices showing the overages, and Sublessee shall reimburse any overage to Sublessor within thirty (30) days after invoicing. In the event the actual amount of the above charges is less than the amount identified in Monthly Rent above, then Sublessor shall reimburse such excess amount within thirty (30) days after the date of delivery of the reconciliation. Notwithstanding the foregoing, in any instance wherein Sublessor, in Sublessor’s reasonable discretion, determined that Sublessee’s use of any of the above items is greater than the use of such item in the remainder of the Premises (e.g., if there was excess HVAC or electrical use in one area of the Subleased Premises that was not present in the remainder of the Premises), Sublessor shall have the right to allocate the applicable costs in an equitable manner based upon Sublessor’s reasonable allocation of each party’s relative use or benefit. In addition, Sublessee shall pay to Sublessor any and all sums which Sublessor may be required to pay Landlord arising out of a request by Sublessee for additional services of any kind, and which Landlord bills to Sublessor in accordance with the terms of the Lease (e.g., charges associated with after-hours HVAC usage).

8. Time and Place of Payment. All payments of Rent shall be made, in advance, on the 1st day of each month during the Term, and shall be made payable to Sublessor at 11040 Roselle Street, San Diego, California 92121, or to such other person or at such other place as Sublessor may from time to time designate in writing.

9. Incorporation by Reference; Sublease Subject to Lease. The Lease, a copy of which is attached hereto as Exhibit A, is incorporated herein by reference as terms and conditions of this Sublease; provided that each reference therein to “Tenant” shall be a reference

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to Sublessee, each reference therein to “Lease” shall be a reference to this Sublease, and each reference to “Premises” shall be a reference to the Subleased Premises. Where applicable, each reference to “Landlord” shall refer to Sublessor provided that under no circumstance shall Sublessor be responsible or liable in any way for the failure of Landlord to perform any acts required under the Lease or to supply any item, including, but not limited to, any utility or service, to the Subleased Premises and no such failure will in any way excuse Sublessee’s performance under this Sublease or entitle Sublessee to any abatement of rent or other charge, except as may be expressly permitted by the terms of the Lease. In all provisions of the Lease requiring the approval or consent of Landlord, Sublessee shall be required to obtain the approval or consent of both Sublessor and Landlord. Sublessee’s interest in the Subleased Premises and rights under this Sublease are derivative of the Sublessor’s rights under the Lease and Sublessee acknowledges and agrees that, notwithstanding anything to the contrary in this Sublease, Sublessee’s rights hereunder and with respect to the Subleased Premises shall be no greater than those of Sublessor pursuant to the Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Lease; provided however, Sublessor shall not be responsible and shall have no liability to Sublessee if the Sublease is terminated due to the termination of the Lease for any reason whatsoever, unless due to Sublessor’s gross negligence or willful misconduct.

10. Miscellaneous.

a. Provided Sublessee shall timely pay all Rent and all other charges under this Sublease when due, Sublessor shall pay, when due, all base rent and other charges payable by Sublessor to Landlord under the Lease.

b. Sublessor shall at all times keep in full force and effect all insurance required of Sublessor under the Lease, unless that requirement is waived in writing by Landlord. Sublessee will be required to obtain all of the types and levels of insurance required pursuant to Section 8 of the Lease applicable to the Subleased Premises and to provide Sublessor and Landlord proof of such insurance prior to occupancy of the Subleased Premises, and the waiver of subrogation contained in Section 8.6 of the Lease shall apply in favor of both Sublessor and Landlord.

c. Sublessor covenants that it will not suffer to be done or omit to do any act which it is obligated to perform which may result in a violation of or a default under its obligations under the Lease. Sublessor further covenants and agrees to indemnify Sublessee against and hold Sublessee harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Sublessor’s breach of the foregoing sentence. Except as otherwise expressly provided in this Sublease, Sublessee shall perform all affirmative covenants and shall refrain from performing any act that is prohibited by the negative covenants of the Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Subleased Premises. Sublessee covenants that it will occupy the Subleased Premises in accordance with the terms of the Lease as incorporated herein and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Lease, or render Sublessor liable for any damage, charge or expense thereunder. Sublessee further covenants and agrees to indemnify

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Sublessor against and hold Sublessor harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Sublessee’s failure to perform or observe any of the terms and conditions of the Lease or this Sublease.

d. Sublessor shall have no duty to perform any obligations of Landlord under the Lease and Sublessee acknowledges and agrees that Sublessee will look solely to Landlord for performance of such obligations. Sublessor shall have no responsibility for or be liable to Sublessee for any default, failure, or delay on the part of Landlord in the performance or observance by Landlord of any of its obligations under the Lease, nor shall any default by Landlord affect this Sublease or waive or defer the performance of any of Sublessee’s obligations under this Sublease except as may be expressly permitted by the terms of the Lease. Notwithstanding the foregoing, the parties contemplate that Landlord will perform its obligations under the Lease and in the event of any default or failure of performance by. Landlord, Sublessor agrees that it will, upon notice from Sublessee, request Landlord to perform its obligations under the Lease and use commercially reasonable efforts to ensure that Landlord performs such obligations.

11. Lease in Effect. Sublessor warrants that, (i) Sublessor has delivered to Sublessee a complete copy of the Lease and all amendments between Landlord and Sublessor relating to the leasing, use or occupancy of the Subleased Premises, (ii) to Sublessor’s knowledge, the Lease is, as of the date of this Sublease, in full force and effect, and (iii) to Sublessor’s knowledge, no event of default has occurred under the Lease and no event has occurred and is continuing that would constitute an event of default by Sublessor, but for the requirement of the giving of notice and the expiration of the period of time to cure.

12. Subletting or Assignment. Sublessee shall not assign, mortgage, encumber or otherwise transfer its interest in this Sublease, in whole or in part, or permit the subletting of the Subleased Premises or any part thereof without the prior written consent of Landlord and Sublessor. In all instances, Sublessee’s right to assign, sublet, mortgage, encumber or otherwise transfer its interest in the Sublease shall be subject to the terms and conditions of the Lease including without limitation Section 12 thereof.

13. Option to Sublease Additional Space. Sublessee shall have the option to lease additional space in the Premises to the extent Sublessor reasonably determines that it has such additional space available for sublease, by providing written notice to Sublessor which notice shall provide (i) the amount of additional space Sublessee desires to sublease and (ii) the date upon which Sublessee desires to take possession of such additional space, which date shall be no less than thirty (30) days following the date of such notice. Sublessor shall respond to such notice within ten (10) business days following receipt thereof indicating whether (a) Sublessor is able to deliver possession of the requested amount of space, the exact location of such available space and the date upon which such space could be delivered or (b) the additional space requested is not available. In the event such additional space is available and delivered to Sublessee, such space shall be included in the Subleased Premises and Sublessee shall sublease such additional space on the same terms and conditions as set forth herein for the remainder of the Term, provided that Monthly Rent and Sublessee’s Share shall be adjusted to reflect the additional space being subleased. The foregoing option will terminate if at any time during the

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Term of this Sublease Sublessee is or has been in default of any term or condition of this Sublease after any applicable notice and cure period.

14. New Lease. If Sublessor does not elect to enter into a new lease or extension of the Lease (whether by the exercise of any existing option rights or otherwise) with Landlord with respect to the Subleased Premises (and only in such instance), then Sublessor acknowledges and agrees that Sublessee shall have the right to negotiate with Landlord to enter into a new lease for Building 2 upon the expiration of the Lease, upon such terms and conditions as Sublessee and Landlord may agree. Nothing herein shall be construed as permitting Sublessee to exercise any extension or renewal rights pursuant to the Lease with respect to the Subleased Premises, if any such rights exist, and in no event shall Sublessor be obligated to extend the term of the Lease for any reason, Sublessor makes no representation or warranty that Landlord will negotiate with Sublessee for any future lease rights.

15. Hazardous Substance. Sublessee shall not use or allow the use of any Hazardous Substance, unless the same is permitted under the Lease. Sublessee’s use of any Hazardous Substance shall be subject to all of the terms and conditions of the Lease. In addition to Sublessee’s indemnification obligations under Section 6.2(d) of the Lease, Sublessee shall be liable for, and shall indemnify, defend, protect and hold Landlord and Sublessor harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including testing, remediation and consultant and reasonable attorneys’ fees and court costs, arising or resulting from (a) Hazardous Substances on or about the Subleased Premises that did not exist on or about the Subleased Premises prior to Sublessee’s occupancy thereof (which occupancy commenced prior to the Term of this Sublease), (b) Hazardous Substances brought onto the Premises by or for Sublessee; or (c) any breach of Sublessee’s obligations under the Lease or this Section 15. The foregoing indemnity shall not apply to the extent of any Hazardous Substances brought onto the Subleased Premises by Sublessor or Landlord which were not exacerbated by Sublessee.

16. Indemnity.

a. In addition to any indemnity obligations set forth in the Lease and incorporated by reference herein and not in limitation thereof, Sublessee shall indemnify, protect, defend and hold harmless the Premises, Landlord and Sublessor and their agents, partners and lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Subleased Premises by Sublessee. If any action or proceeding is brought against Landlord or Sublessor by reason of any of the foregoing matters, Sublessee shall upon notice defend the same at Sublessee’s expense by counsel reasonably satisfactory to Landlord and Sublessor, and Sublessor shall cooperate with Sublessee in such defense.

b. In addition to any indemnity obligations set forth in the Lease and incorporated by reference herein and not in limitation thereof, Sublessor shall indemnify, protect, defend and hold harmless Sublessee and its agents, partners and lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the

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breach of this Sublease by Sublessor. If any action or proceeding is brought against Sublessee by reason of any of the foregoing matters, Sublessor shall upon notice defend the same at Sublessor’s expense by counsel reasonably satisfactory to Sublessee, and Sublessee shall cooperate with Sublessor in such defense. Nothing in this Section shall be deemed to affect Sublessor’s right to indemnification for liability or liabilities arising prior to termination of this Sublease for personal injury or property damage under any other indemnification or other provision of this Sublease.

17. Sublessee Default. The occurrence of any of the following events (each, an “Event of Default”) shall constitute a material default and breach of this Sublease by Sublessee: (a) a default beyond any applicable notice and cure periods under the Lease or this Sublease due to Sublessee’s acts or omissions (with the parties agreeing that Sublessee’s obligations under this Sublease shall have the same notice and cure periods set forth in the Lease); (b) the breach of any of the provisions of Section 13.1 of the Lease. Upon any Event of Default, Sublessor shall have all of the remedies available to Landlord under the Lease. All rights and remedies of Sublessor herein enumerated or incorporated by reference above shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity, and may be exercised with or without legal process as then may be provided or permitted by the laws of the State of California.

18. Notices. All notices shall be hand delivered or given by registered or certified mail, return receipt requested, and shall be deemed given when received. In all provisions of the Lease requiring that the tenant thereunder deliver notice to Landlord, Sublessee shall be required to deliver notice concurrently to Sublessor and Landlord. Upon Sublessee’s receipt of any notice from Landlord with respect to the Premises, Sublessee shall immediately deliver to Sublessor a copy of such notice.

Notice to the Sublessor shall be addressed to:

11040 Roselle Street

San Diego, California 92121

Attention: William G. Kachioff, Chief Financial Officer

Notice to Sublessee shall be addressed to:

3550 Dunhill St.
San Diego CA 92121
Attn: CEO

19. Surrender of Possession. Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor in the condition required by the Lease and in good order, repair and condition, broom clean, ordinary wear and tear excepted and, if required by Landlord at any time in accordance with the Lease or by Sublessor at the time of Sublessor’s approval of such alterations or improvements, with any alterations or improvements installed by or at the request of Sublessee removed and any damage caused by such removal repaired.

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20. Holdover. Notwithstanding any provision to the contrary contained in the Lease or this Sublease, (a) Sublessor expressly reserves the right to require Sublessee to surrender possession of the Subleased Premises upon the expiration of the Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Sublessee and/or collect damages in connection with any such holding over, and (b) Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, reasonable attorneys’ fees incurred or suffered by Sublessor by reason of Sublessee’s failure to surrender the Subleased Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease, including the payment of all holdover rent or other damages chargeable pursuant to the Lease.

21. Quiet Enjoyment. Sublessor represents that it has full power and authority to enter into this Sublease, subject to the consent of Landlord. So long as no Event of Default on the part of Sublessee has occurred, Sublessee’s quiet and peaceable enjoyment of the Subleased Premises shall not be disturbed by Sublessor or by anyone claiming through Sublessor.

22. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles thereof.

23. Successors and Assigns. This Sublease shall be binding upon the successors and permitted assigns of Sublessee and Sublessor.

24. Conflict. In the event of any conflict between the terms of the Lease and the terms of this Sublease, as between Sublessor and Sublessee, the terms of this Sublease shall control.

25. Amendment. Any subsequent changes or modifications shall become effective only by a written instrument duly executed by Sublessee and Sublessor.

26. Brokerage. Each party warrants to the other that it has had no dealings with any broker in connection with this Sublease. Each party agrees to indemnify the other party from and as to any liability for any compensation claimed by any broker or agent with respect to this Sublease or its negotiation on behalf of the party through whom the claim is made.

27. Force Majeure. Neither party shall be deemed in default with respect to any of its obligations under this Sublease if that party’s failure to perform timely is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by the other party or its agents, employees, and invitees, or any other cause beyond that party’s reasonable control. This Section shall not be applicable, however, if either party’s failure to perform timely creates a default under the Lease.

28. Severability. If any term or provision of this Sublease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of

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this Sublease shall not be affected thereby and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by applicable laws.

29. No Partnership or Joint Venture. Nothing in this Sublease shall be construed as creating a partnership or joint venture between Sublessor, Sublessee or any other party, or cause Sublessor or Sublessee to be responsible for the debts of the other or of any third party.

30. Landlord’s Consent. This Sublease is subject to and contingent upon Landlord’s execution of a Consent to Sublease in a form reasonably acceptable to the parties hereto within thirty (30) days of the date hereof. In the event Landlord does not so execute such Consent to Sublease within such tune, either party may terminate this Sublease upon written notice to the other party until such time as Landlord’s consent is obtained.

31. Counterparts. This Sublease may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first written above.

SUBLESSOR:

ALTHEA TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Shabbir T. Anik
Name:	Shabbir T. Anik
Title:	CFO

SUBLESSEE:

ALTHEADX, INC., a Delaware corporation

By:	/s/ Francois Ferré
Name:	Francois Ferré
Title:	Co-CFO

EXHIBIT A

[see attached]

EXHIBIT “B”

SUBLEASED PREMISES AND SHARED SPACE

CONSENT TO SUBLEASE

This Consent to Sublease (this “Consent”) dated as of September 14, 2009, is executed by, between and among GENERAL ATOMICS, a California corporation (“Landlord”), ALTHEA TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), and ALTHEADX, INC., a Delaware corporation (“Subtenant”), in connection with a proposed Sublease Agreement dated as of September 14, 2009 (“Sublease”). A copy of the Sublease is attached hereto as Exhibit “A” and incorporated by this reference into this Consent. Initially capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Sublease.

RECITALS

A. Pursuant to that certain Standard Industrial/Commercial Multi-Tenant Lease - Net dated as of September 9, 2002 by and between Landlord, as “Lessor,” and Tenant, as “Lessee,” as amended by that certain First Amendment to Sublease between General Atomics and Althea Technologies, Inc. dated as of December 8, 2005, and that certain Second Amendment to Sublease between General Atomics and Althea Technologies, Inc., dated as of October 18, 2006 (collectively, as so amended, and as may be further amended from time to time, the “Lease”), Landlord leases to Tenant certain premises located at 3550 Dunhill Street, San Diego, California, and 11030 and 11040 Roselle Street, San Diego, California (collectively, the “Master Premises”), as more particularly described in the Lease, upon the terms and conditions contained therein.

B. Tenant desires to sublease to Subtenant a portion of the Master Premises consisting of approximately 8,916 square feet of space located at 3550 Dunhill Street, San Diego, California (“Subleased Premises”), which are more particularly described in the Sublease. Initially capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Sublease.

C. Tenant and Subtenant desire to obtain Landlord’s consent to the Sublease.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the sublease of the Subleased Premises to Subtenant, subject to the terms and conditions of the Lease, and further subject to and upon the following terms and conditions to which Tenant and Subtenant hereby agree:

1. Consent. Landlord hereby consents to the Sublease subject to the terms and provisions of this Consent. The Sublease is subordinate to the Lease and is subject to all of its terms, covenants, conditions, provisions and agreements.

2. Limitations. Neither the Sublease nor this Consent shall:

(i) Release or discharge Tenant from any primary liability or obligation under the Lease, whether past, present or future, monetary or non-monetary;

(ii) Operate as Landlord’s agreement to be bound by any of the terms, covenants, conditions, provisions or agreements of the Sublease;

(iii) Be construed to: (i) modify, waive, release or otherwise affect any of the terms, covenants, conditions, provisions or agreements of the Lease; (ii) waive any present or future breach of the Lease; (iii) waive any of Landlord’s rights under the Lease; (iv) enlarge or increase Landlord’s obligations under the Lease; or (v) enlarge or increase Subtenant’s rights and benefits in excess of the rights and benefits applicable to Tenant under the Lease; or

(iv) Be construed as a consent by Landlord to: (i) any further subletting either by Tenant or by Subtenant; or (ii) any assignment by Tenant of the Lease or assignment by Subtenant of the Sublease, whether or not the Sublease purports to permit the same.

3. Subtenant Obligations. Subtenant shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Lease applicable to the Subleased Premises for the period of the Sublease.

4. Insurance. Subtenant shall comply with the insurance provisions of Article 8 of the Lease as if Subtenant were the Tenant under the Lease complying with such provisions for Landlord’s benefit with respect to the Subleased Premises.

5. No Release of Tenant or Obligation to Subtenant. Any payment of rent or other sums due under the Lease paid by Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by Subtenant to Landlord or serve to release Tenant from any liability under the Lease. In addition, in no event shall Landlord (i) have any obligation to accept any payment of rent or other sums due under the Lease from Subtenant or to give to or accept from Subtenant any notice regarding the Lease, the Sublease, or the Subleased Premises, or (ii) owe any obligation or duty to Subtenant under the Lease or otherwise, any duties of Landlord under the Lease being in favor of, for the benefit of and enforceable solely by Tenant. In no event shall this Consent be deemed to extend any covenant of quiet enjoyment by Landlord to Subtenant. Tenant and Subtenant acknowledge and agree that in no event shall the terms of that certain Recognition and Attornment Agreement dated as of October 22, 2002 between Sorrento West Properties, Inc., Landlord and Tenant be deemed to extend to Subtenant.

6. Termination. The term of the Sublease shall expire on the earlier of (i) its expiration date or any premature termination date of the Sublease, or (ii) concurrently with any premature termination of the Lease (whether by consent or other right, now or hereafter agreed to by Landlord or Tenant, or by operation of law or at Landlord’s option in the event of Tenant’s default under the Lease).

7. Joint and Several Liability. Both Tenant and Subtenant shall be, and continue to be, jointly and severally liable for the payment of all bills rendered by Landlord for charges incurred by Subtenant for services and materials supplied to the Subleased Premises and payable by Tenant under the Lease.

8. No Assignment. This Consent is not assignable, nor shall this Consent be deemed a consent to any amendment, modification, extension or renewal of the Sublease without Landlord’s prior express written consent, which Landlord may withhold in its sole discretion.

9. Brokers. Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease, and Tenant and Subtenant agree to indemnify Landlord against same and against any cost or expense (including, but not limited to, attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission.

10. Alterations. Tenant and Subtenant agree that this Consent is not a consent to or approval of any improvement or alteration to or in the Subleased Premises or to the installation of any signage in the Premises (as defined in the Lease), and prior to the undertaking by Tenant or Subtenant of any improvement or alteration to or in the Subleased Premises, Tenant shall obtain Landlord’s prior written consent as provided for under the Lease. Tenant shall not permit any mechanics’, materialmens’ or other liens to be filed against the Building (as defined in the Lease) or against Tenant’s leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien subject to the provisions of Section 7.3(c) of the Lease. Tenant shall indemnify, defend, protect, and hold Landlord harmless against any loss, claim, liability, or cause of action arising out of any such liens.

11. Notices. Subtenant and Tenant shall send Landlord a copy of any notice which either of them gives to the other in connection with the Sublease or the Subleased Premises. Any such notice shall be sent to Landlord at the same time and in the same manner as it is sent to the party to which it is addressed and shall be sent to Landlord at 3550 General Atomics Court, San Diego, CA 92121 (Attn: Anthony Navarra), or at such other address as Landlord may designate.

12. Effectiveness; Counterparts. This Consent shall be effective unless and until executed by all of the parties, and when fully executed shall bind and inure to the benefit of all permitted successors and assigns of each party. This Consent may be executed in counterparts, which, when taken together, shall constitute one and the same instrument.

13. Conflicts. In the event of any conflict between the Sublease and the Lease, the Lease shall prevail. In the event of any conflict between the Lease and this Consent or the Sublease and this Consent, this Consent shall prevail.

[Signature pages to follow.]

IN WITNESS WHEREOF, this Consent has been executed as of the date first above written.

LANDLORD:		TENANT:

GENERAL ATOMICS,		ALTHEA TECHNOLOGIES, INC.,
a California corporation		a Delaware corporation

By:	/s/ Anthony Navarra	By:	/s/ William Kachioff
Name:	Anthony Navarra	Name:	William Kachioff
Title:	Treasurer	Title:	CFO

SUBTENANT:

ALTHEADX, INC.,
a Delaware corporation

		By:	/s/ Magda Marquet
		Name:	Magda Marquet
		Title:	Co-CEO

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1. Basic Provisions (“Basic Provisions”)

1.1 Parties: This Lease (“Lease”), dated for reference purposes only September 9, 2002, is made by and between General Atomics, a California corporation (“Lessor”) and Althea Technologies, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

Refer to Addendum Paragraph 50

1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 11040 Roselle, St. (commonly known as Building 65), located in the City of San Diego, County of San Diego, State of California, with zip code 92121, as outlined on Exhibit A&B attached hereto (“Premises”)

and generally described as (describe briefly the nature of the Premises): Building 65 in the “Sorrento West Industrial Center” consisting of approximately 29, 895sf., See Exhibit E, Paragraph 17.

In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2(b) Parking: Eighty four (84) unreserved vehicle parking spaces (“Unreserved Parking Spaces”); and Six (6) reserved vehicle parking spaces (“Reserved Parking Spaces”). (See also Paragraph 2.6)

1.3 Term: Five (5) years and Three (3) months (“Original Term”) commencing November 1, 2002, (“Commencement Date”) and ending January 31, 2008 (“Expiration Date”). (See also Paragraph 3) Refer to Addendum Paragraph 51

1.4 ~~Early Possession:                      (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)~~

1.5 Base Rent: $ Refer to Ex. C per month (“Base Rent”), payable on the First day of each month commencing February 1, 2003. (See also Paragraph 4)

☒	If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Lessee’s Share of Common Area Operating Expenses: Refer to Exhibit C ~~percent (    %) (“Lessee’s Share”).~~

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $ Refer to Ex. C for the period                     .

(b) Common Area Operating Expenses: $ Refer to Ex. C ~~for the period                     .~~

(c) Security Deposit: $ Refer to Ex C (“Security Deposit”). (See also Paragraph 5)

(d) ~~Other: $         for                     .~~

(e) Total Due Upon Execution of this Lease: $0.00 Refer to Ex C.

1.8 Agreed Use: Administrative, ~~and~~ Light Manufacturing and Testing ~~of~~ other Biomedical uses, or permitted uses by Landlord in the Complex. (See also Paragraph 6)

1.9 Insuring Party: Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10 ~~Real Estate Brokers: (See also Paragraph 15)~~

(a) ~~Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):~~

~~☐~~	 ~~represents Lessor exclusively (“Lessor’s Broker”);~~

~~☐~~	 ~~represents Lessee exclusively (“Lessee’s Broker”); or~~

~~☐~~	 ~~represents both Lessor and Lessee (“Dual Agency”).~~

(b) ~~Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of          or     % of the total Base Rent for the brokerage services rendered by said Brokers).~~

1.11 ~~Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by                      (“Guarantor”). (See also Paragraph 37)~~

1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 56 and Exhibits A through F, all of which constitute a part of this Lease.

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.

2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1 (b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) ~~30 days~~ 6 months as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

2.3 Compliance. Lessor warrants that the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (“Applicable Requirements”). Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1 (d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 ~~Lessee as Prior Owner/Occupant. Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

2.6 Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project. Refer to Exhibit E

2.10 Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 ~~Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.~~

3.3 ~~Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor~~

~~shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:

(i)	The operation, repair and maintenance, in neat, clean, good order and condition of the following:

(aa)	The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

~~(bb)~~	~~Exterior signs and any tenant directories.~~

~~(cc)~~	~~Any fire detection and/or sprinkler systems.~~

(ii)	The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii)	Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.

(iv)	Reserves set aside for maintenance and repair of Common Areas.

(v)	Real Property Taxes (as defined in Paragraph 10).

(vi)	The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii)	Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii)	The cost of any Capital Expenditure to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such Capital Expenditure over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such Capital Expenditure in any given month.

(ix)	Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee’s Share of Common Area Operating Expenses shall be payable by Lessee within 10 days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor’s option, however, an amount may be estimated by Lessor from time to time of Lessee’s ~~Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year exceed Lessee’s Share as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee’s Share of Common Area Operating Expenses next becoming due. If Lessee’s payments under this Paragraph 4.2(d) during the preceding year were less than Lessee’s Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.~~ Refer to Exhibit C

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any late charges which may be due.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. Refer to Exhibit C

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances.

                (a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. Refer to Addendum Paragraph 52

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, with prior reasonable notice, except in the case of an emergency, when the time for giving notice would pose a risk off loss. Lessor shall give Lessee at least 24 hours’ notice prior to entering the Premises~~. and otherwise at reasonable times~~, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1 (b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1 (b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable in the judgment of Lessor’s accountants. Lessee may, however, prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Refer to Addendum Paragraph 53

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Refer to Addendum Paragraph 54

8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) ~~A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.~~

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the-primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 or ~~10% of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater~~, as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) (No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

(c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(g) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

                (a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the greater of one month’s Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee’s right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee’s Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. ~~Brokerage Fees.~~

15.1 ~~Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.~~

15.2 ~~Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.~~

15.3 ~~Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.~~

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor’s interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b) ~~Brokers have no responsibility with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to any breach of duty, error or omission relating to this Lease shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

(c) ~~Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.~~

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise ~~at reasonable times~~ will provide a 24-hour notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary “For Sale” signs and Lessor may during the last 6 months of the term hereof place on the Premises any ordinary “For Lease” signs. ~~Lessee may at any time place on the Premises any ordinary “For Sublease” sign~~.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. ~~Except for ordinary “For Sublease” signs which may be placed only on the Premises~~, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements. Refer to Addendum Paragraph 55

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an option, as defined below, then the following provisions shall apply. Refer to Addendum Paragraph 56

39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease ~~or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.~~

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

43. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

48. Waiver of Jury Trial. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☒ is not attached to this Lease.

50. Add to Paragraph 1.1 - Parties

51. Add to Paragraph 1.3 – Term

52. Add to Paragraph 6.2(a) – Hazardous Substances Reportable Uses Require Consent

53. Add to Paragraph 7.3(a) – Definitions under Utility Installations Trade Fixtures; Alterations

54. Add to Paragraph 8.7 – Indemnity

55. Add to Paragraph 34- Signs

56. Add to Paragraph 39-Options

Exhibit A – Site Plan

Exhibit B – Floor Plan

Exhibit C – Rent Security Deposit, and Common Are Operating Expenses

Exhibit D – Responsibility for Leasehold Improvements

Exhibit E – General Atomic Rules & Regulations

Exhibit F – Draft of Recognition of Attornment Agreement

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES. ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	San Diego, California

on:

by LESSOR:

General Atomics

By:	/s/ Anthony Navarra

Name Printed:	Anthony Navarra

Title:	Treasurer

By:

Name Printed:

Title:

Address:	3550 General Atomics Court

San Diego, California 92121

Telephone:	(858) 455-4408

Facsimile:	(858) 455-4145

Federal ID No.

Executed at:	San Diego, California

on:

by LESSEE:

Althea Technologies, Inc.

By:	/s/ Francois Ferre, Ph.D.

Name Printed:	Francois Ferre, Ph.D.

Title:	Chief Executive Officer

By:

Name Printed:

Title:

Address:	3550 General Atomics Court

San Diego, California 92121

Telephone:	(858) 455-2183

Facsimile:	(858) 455-2188

Federal ID No.

ADDENDUM TO SUBLEASE

50.	Insert at the end of Paragraph 1.1- Parties: Lessor is the tenant of the Industrial Center under a certain lease (the “Master Lease”) with Sorrento West Properties Inc. (the “Owner”). Lessor covenants, represents, and warrants that Lessor is not in default under the Master Lease, has not received any notice of termination by Master Lessor, of the Master Lease, that the execution and performance by Lessor of the terms and conditions of this Sublease will not violate any of the terms of the Master Lease, and that Lessor not willfully commit any act or omission which would violate any term or condition of the Master Lease or cause the termination of the Master Lease during the term of this Lease.

As used herein, “Lease” means “Sublease,” “Lessor” means “Sublessor,” and “Lessee means “Sublessee.”

51.	Insert at the end of Paragraph 1.3–Term. The term of this Sublease shall be for a period of five (5) years, and three (3) months, with the first three (3) months (November, December 2002 and January 2003) free. The Lessor shall provide Lessee access to Building 65 by November 1, 2002 to begin its Leasehold Improvements with possession by February 1, 2003. Lessor and Lessee agree this is sufficient time preparation of the Premises and delays caused by Lessee to perform its Leasehold Improvements beyond February 1, 2003 shall not be used as a reason for Lessor to abate rent or operating expenses.

52.	Insert at the end of Paragraph 6.2(a) - Hazardous Substances Reportable Uses Require Consent. Lessee warrants that use of Hazardous Substances are incidental to its operation on the Premises and is not the primary or substantial purpose of its Tenancy.

A.	Lessee shall coordinate any permit application for use, storage, handling, and disposal of Hazardous Substances with the Lessor and shall submit updated copies of such permits, applications and licenses to Lessor for Lessor’s files. At the request of the Lessor, Lessee shall submit a material sheet for all Hazardous Substances maintained in the Premises.

B.	Lessor, the Owner, and their respective agents and Lenders shall have the right to enter the Premises at reasonable times, and upon reasonable notice, for the purpose of inspecting the “Hazardous Substances” as defined in any Federal, State, or local law or regulation, showing prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor or Owner may deem necessary or desirable.

C.	Hazardous Substances used, produced, stored, processed, treated, refined, generated, and disposed of by Lessee shall be the responsibility of Lessee, and Lessee shall undertake and perform all such activities in accordance with all applicable laws and regulations and in accordance with standard practices and in a safe and reasonable manner, during the term of the Lease, when appropriate, but in no event later than the date that the Lease is terminated.

53.	Insert at the end of Paragraph 7.3(a) Definitions under Utility Installations; Trade Fixtures; Alterations. Alterations improvements, additions or Utility Installations by the Lessee will be performed by licensed and insured construction or service companies having qualified craft workers possessing the proper qualifications and training for performing the work. These alterations, improvements, additions, or Utility Installations will be performed by contractors for which Lessor has given Lessee its consent.

Lessee shall make best effort to prepare the design, and have Leasehold Improvements installed in Building 65 for possession by February 1, 2003.

Lessor shall provide to Lessee a Tenant Improvements Allowance up to $300,000. Tenant Improvements greater than $300,000 shall be the responsibility of Lessee.

54.	Insert at the end of Paragraph 8.7 - Indemnity. Except for Lessee’s negligence and/or breach of expressed warranties, Lessor shall Indemnify and hold harmless Lessee from and against any and all claims arising from any work or things done, permitted or suffered by Lessor in or about the Premises arising from any act or omission of Lessor or any of Lessor’s agents, contractors, or employees, and from and against all costs, attorneys’ fees, expenses, liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

Lessor shall indemnify and hold Lessee Harmless from and against all claims arising during and after the term of the Sublease from or in connection with the presence of Hazardous Substances in, or about the Premises as a result of previous uses or prior existence of Hazardous Substances. Lessee shall indemnify harmless Lessor from and against all claims arising during and after the Sublease term from or in connection with the contamination through Lessee’s use of the premises. This section shall specifically cover cost incurred in connection with any investigation of site conditions or any cleanup, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of Hazardous Substances in the soil, groundwater, or soil vapor on or under the subleased Premises caused by Lessee’s discharge, dumping, spilling (accidental or otherwise Hazardous Substances) onto the leased Premises.

55.	Insert at the end of Paragraph 34 - Signs. The Lessee agrees that any Lessee corporate signage mounted external to the building shall be placed in the Landscaping area near the main entrance to the building, and the design and appearance shall be consistent with Lessor’s other Tenants in the Sorrento West “Industrial Center” and pre-approved by General Atomics Facilities Department

56.	Insert at the end of the First Sentence of Paragraph 39-Options. The Lessor will provide Lessee the Option to extend the term for five (5) years starting when the Original Term expires January 31, 2008. Monthly Rent will be adjusted by a 4% increase per annum beginning at the expiration of the Original Term. The Lessee must provide Lessor a minimum of six months written advance notice of its intent to exercise the Option. If notice is not so given and received, this Option shall automatically expire.

RENT, SECURITY DEPOSIT, and COMMON AREA OPERATING EXPENSES

Base Rent

The Base Rental Rate and Monthly Rent shall be In accordance with the following fixed rental schedule:

Year	Months	Monthly Rent
Nov. 1, 2002 thru Jan. 1, 2003	First 3mos.	$0.00
Feb. 1, 2003 thru Oct. 31, 2003		$40,358.25

Nov, 1, 2003 thru Oct. 31, 2004	All	$41,972.58
Nov. 1, 2004 thru Oct. 31, 2005	All	$43,651.48
Nov. 1, 2005 thru Oct. 31, 2006	All	$45,397.54
Nov. 1, 2006 thru Oct. 31, 2007	All	$47,213.44
Nov. 1, 2007 thru Jan. 31, 2008	3mos.	$49,101.98

The Base Rental Rate shall start at $1.35/sf, triple net and shall be adjusted by a 4% increase per annum.

Security Deposit

Lessee will have on record with Lessor a Security Deposit needed to secure payment of Rent, and Operating Expenses in amount equivalent to one month’s Rent and two months’ average Operating Expenses. Lessee currently has on record with Lessor a good faith Security Deposit of $62,685. Therefore, no added security deposit is due upon execution of this Sublease. See the breakdown below:

One Month’s Rent (29,895sf x $1.35/sf)	$40,358.25
Two Months’ OE (29,895sf x $0.17 x 2mo)	$10,164.30
Total Security Deposit Required	$50,522.55
Less Prepaid Security Deposit	$62,685.00

On Record Security Deposit Balance:	$12,162.45

Concurrent with the annual increase in Monthly Rent, and without prior notice, the Security Deposit shall be adjusted in direct relation to the Monthly Rent and Operating Expenses and shall be paid by Lessee upon receipt of an invoice from Lessor.

Common Area Operating Expenses

Lessee will pay all Operating Expenses for Building 65. The “Industrial Center” is made up of five separate buildings, with a total of 118,632 gross square feet. Each building has separate service for gas/electric, telephones, water and sanitary sewer. Upon Substantial Completion of leasehold improvements, Lessee should have the building gas/electric, and water/sewer accounts transferred to the Lessee for direct payment to the appropriate companies.

Lessee shall make its own arrangements and pay for telephone line connection service and security monitoring service for Building 65 with a service company of its choice.

Lessee shall make its own arrangements with outside service companies of its choice, to clean building interior, maintenance and repair to roof, maintenance and repair to roof mounted heating, ventilation and air conditioning system equipment, and maintenance and repair of building interior building elements.

Lessor shall provide for normal “Industrial Center” services such as trash collection, parking lot maintenance and cleaning, landscape maintenance, common area lighting; Lessor pays real estate taxes and insurance and maintains the exterior of the Building and its common area. Costs for these assessments and services shall be passed through to the Lessee on a prorated basis either monthly, bimonthly, semiannually or annually, a schedule specifically consistent with Lessor’s obligation for payment of these various services or assessments.

LEASEHOLD IMPROVEMENTS

The Lessor agrees to sublease to the Lessee, Building 65, located in the Sorrento West “Industrial Center,” in “as-is” condition.

The Parties agree to the following general guidelines in discharging the respective obligations for improving the Premises for the Lessee’s use. The Lessee shall be responsible for the design and construction of the Leasehold Improvements to alter the Premises for the Lessee’s specific use.

The Lessee will be responsible for the following:

A.	Lessor will provide Tenant Improvements at Lessor expense up to $300,000 to improve the premises once the current tenant vacates the Premises. Lessee shall provide Lessor’s Facilities Department sufficient backup information showing verified payment with supporting information. Supporting information included a summary of the cost to complete and verification of payment by the Lessee accompanied by conditional or unconditional mechanics lien releases executed by the performing contractor(s). All improvements over $300,000 will be the responsibility of the Lessee.

B.	Costs expended in preparing Leasehold Improvement estimates, preparation of working drawings and specifications, cost for reproducing design documents, permit processing and cost of permits and fees needed to construct the Leasehold Improvements.

C.	After obtaining design approval from the City, Lessee shall be permitted to select a licensed and insured contractor or service companies who have been pre-approved by General Atomics Facilities Department.

D.	Installation of structures, walls, insulation, ceilings, doorways, and those features needed to provide access control to serve the manufacturing, warehousing and administrative space.

E.	Installation of mechanical and plumbing equipment and services to support manufacturing, warehousing and administrative areas. This includes heating, conditioning, exhaust systems; distribution of compressed air, deionized water, specialty gases, potable water, standard fire protection water, sewer and natural gas. In those cases where services interfaces with Lessee’s fixtures or equipment, Leasehold Improvements will be installed at a convenient point of connection above ceilings or at rough-in locations, as designated on the working drawings and specifications.

F.	Installation of electrical equipment and services to distribute commercial and standby power for manufacturing and laboratory equipment, lighting, standard communications, special data communications, standard life safety, fire protection, and process or security alarms. In those cases where services interface directly with Lessee’s fixtures or equipment, the Leasehold Improvements will be installed to a convenient point of connection such as above the ceiling or to a junction box, or to a disconnect device, such as a fused switch as designated on the working drawings and specifications.

G.	Installation of interior windows, window treatment, doors, door hardware, suspended ceiling, electrical trim, mechanical trim, floor covering and paint.

The Lessor will be responsible for the following:

A.	At its own discretion, Lessor will file a “Notice of Non-Responsibility” giving notice to all material suppliers and contractors that the Lessor is not responsible for payment contracted services.

B.	Lessor’s Facilities Department will assist the design team with definition of building interfaces and pre-existing site conditions.

C.	Lessor’s Facilities Department will review construction documents to ascertain that the design for the Leasehold Improvements are consistent with this Agreement.

C.	Lessor Facilities Department shall perform routine inspections of the construction site to confirm that the installations are in accordance with the plans, and adequate construction quality standards are being maintained.

TENANT FIXTURES AND EQUIPMENT INSTALLATION

Lessee shall be responsible for the specification, design, purchase, installation, or relocation of its hardware, and all personal property needed to complement or complete the Building for Lessee’s operations. Said equipment will remain under Lessee’s ownership, and its installation will be the responsibility of Lessee.

Lessee’s responsibilities are as follows:

A.	Prepare the necessary design documents and obtain the needed permits for the installation of manufacturing and laboratory equipment, permits for the storage, dispensing and use of hazardous materials and any services required for Lessee’s operations including telecommunications, security monitoring and the like.

B.	Purchase or relocate equipment and put in place manufacturing equipment, laboratory benches and equipment, hoods, cold rooms, hazardous material storage features and other similar fixtures and equipment in a fashion that same can be removed upon Lessee’s vacating the Premises without causing excess damage to Leasehold Improvements.

C.	Connect to its fixtures and equipment, ducting, piping, electrical, and other needed services from a convenient point of connection provided as part of leasehold improvements.

D.	Supply and install specialty systems and equipments such as packaging equipment, autoclaves, deionized water production units, product storage tanks, process piping, standby power generator, and other specialty equipment and systems, all unique to the Lessee’s operations.

E.	Supply and install enclosures for quarantine areas, special cooling and air filtration for process equipment and fixtures.

F.	Supply and install special monitoring systems as required to satisfy local, state, and federal regulations.

G.	Supply and install data and telecommunications system terminal equipment, special life safety systems, special fire suppression, security features (alarms, door locks, access controls, remote monitoring), and signage, all unique to Lessee’s operation and administrative use.

H.	Supply and install office furniture, conference room furniture, lobby furniture, and common area amenities.

GENERAL ATOMICS RULES & REGULATIONS

1.	Lessor agrees that Lessee is entitled to and shall have the quiet enjoyment of the Premises described in the Sublease.

2.	During the term of the Sublease, Lessee will provide Lessor the names and home telephone numbers of two Lessee employees who can be contacted by the Lessor in case of emergencies during Lessee’s non-business hours.

3.	Lessor shall provide Lessee a minimum 24-hour advance notice of any inspection by the Lessor, Owner, Lender, insurance carriers and respective agents.

4.	During the warranty period, Lessee shall give Lessor prompt notice of any accidents to or defects in the water pipes, gas pipes, electric system, lights and fixtures, heating and cooling apparatus or any other service equipment.

5.	Any service piping, ducts, electric conduits, telephone wiring and antennas exterior to the building, or boring, cutting of exterior walls, floor or roof shall not be permitted, except with the written consent of Lessor.

6.	Lessee’s identification sign(s) shall be subject to prior approval by Lessor. A guideline for building exterior signage is available from the Lessor upon request.

7.	Lessee shall not install blinds, shades, awnings or other form of inside or outside window covering, or window ventilators or similar devices without the prior written consent of Lessor.

8.	Lessee shall maintain Premises in a clean and safe condition. Trash will be placed in appropriate disposal containers at locations designated by Lessor for pick-up and disposal.

9.	Lessee and Lessee’s employees shall not obstruct the sidewalks, driveways, or other common areas and shall use the same only as a means of passage, access and parking; all materials, fixtures, furnishings and equipment shall be stored inside the building. Outside storage at the Premises is prohibited.

10.	The water closets, urinals and other plumbing shall be used for the purpose for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into them. Lessee shall not mark, install screws or drill into, or in any way deface the exterior walls, stone, metal work, doors and windows of the building.

11.	Lessee and Lessee’s agents and employees shall not play any musical instrument, including radio and television, in a loud or objectionable manner, or make or permit any improper noises in the building, or interfere in any way with other Industrial Center Lessees or those having business with them in the sole opinion of Lessor.

12.	Lessee shall not conduct any auction, or sell goods, wares or merchandise on the Premises.

13.	Lessor shall not be responsible for loss of or damage to any fixtures, furnishings or personal property from any cause.

14.	Although, Lessor may have given Lessee approval to use the name of the Industrial Center in connection with any business on the property. Lessor will have the right to prohibit any advertising by any agent which in Lessor’s opinion, tends to impair the reputation of the building or its desirability as a building for offices and laboratories, and upon written notice from Lessor, Lessee will refrain from or discontinue such advertising.

15.	No cooking shall be done or permitted by Lessee on the Premises, except in areas specifically designed for the purpose, without the consent of Lessor, nor shall the Premises be used for the storage of merchandise, for washing clothes, for keeping of pets, for lodging or for any improper, objectionable or immoral purposes.

16.	Lessee shall not disturb, solicit or canvass any occupant of the Industrial Center and will cooperate to prevent same.

17.	Lessor grants Lessee permission to access the Lessor’s Torrey Pines Industrial Center for use of the central cafeteria, fitness center (members only) and outside recreation complex all in accordance with Lessor’s site access and use regulations. Lessor also grants Lessee access to its private road (Tower Road) for use of access between Torrey Pines and Sorrento West Industrial Center. Lessor, at its sole option, reserves the right to change or discontinue part or all of Lessee’s privileges based on reasons such as, but not limited to, governmental regulations, liability exposure, economics, or uncured defaults related to Lessee’s violation of Lessor’s Rules and Regulations upon a 30 day notice to Lessee.

18.	Lessors reserves the right to make changes to this list as it sees fit, without prior notice to the Industrial Center Tenants.

FIRST AMENDMENT TO SUBLEASE BETWEEN

GENERAL ATOMICS AND ALTHEA TECHNOLOGIES, INC.

This FIRST AMENDMENT. dated for reference purposes only as December 8, 2005, is made by and between General Atomics (the “Lessor”) and Althea Technologies, Inc. (the “Lessee). This Amendment applies to the Sublease Agreement (the “Agreement”) dated September 9, 2002.

WHEREAS, The Lessor and Lessee (the Parties) wish to amend certain terms of the Sublease for Building 65 including, but not limited to, occupying Lessor’s Building 63 Premises located at 3550 Dunhill Street.

NOW, THEREFORE, the Parties mutually agree as follows:

Add to Paragraph 1.2(a), Premises: Effective April 1, 2006, Lessee will add approximately 20,817 square feet of office space (Building 63) to its current 29,895 square feet of occupied space (Building 65) for a total of 50,712 square feet.

Add to Paragraph 1.3, Term: Parties agree the Sublease Term for Lessee’s added square footage (Building 63 only) will be for a period of five (5) years commencing April 1, 2006 through March 31, 2011. Sublease Term for previously occupied Building 65 will remain unchanged, terminating January 31, 2008, with a five (5) year option to extend.

Add to Paragraph 1.5, Base Rent: The Lessee’s Monthly Rent in Building 63 will be $1.15/square foot per month NNN commencing April 1, 2006 with an increase of 4% annually each April 1st. Lessee may occupy space upon execution of this Sublease Amendment for Leasehold Improvements.

Building 63 (20,817 square feet x $1.15/square foot) = $23,939.55

Add to Paragraph 1.7(c), Security Deposit: Security Deposit required on record with the Lessor is that amount equivalent to one month’s Rent and two months’ Operating Expenses as summarized below:

One Month’s Rent (Buildings 63 & 65)	$69,337.09
Two Months’ Operating Expenses (50,712 sf x $0.40/sf x 2 mos.)	40,569.60

Adjusted Security Deposit	$109,906.69
Less Security Deposit on Record	(53,815.78)

Security Deposit Due:	$56,090.91

Add to Exhibit C, New Paragraph at end of Common Area Operating Expenses: Lessee will pay all Operating Expenses for Building 63 the same as it does for its current Building 65 premises. The Lessee’s Building 63 employees will have access to Lessor’s Torrey Pines Industrial Center for use of the central cafeteria, fitness center (members only) and all outside recreation complex as well as access to Lessor’s private road (Tower Road) for use of access between Torrey Pines and Sorrento West Complex.

Add to Exhibit D, Leasehold Improvements, Lessor Responsibilities: The Lessor will provide Lessee fifteen dollars ($15.00) per square foot, or $312,255, for Leasehold Improvements.

Except as hereby amended, all other terms and conditions of said Sublease Agreement will remain unchanged and in full force and effect.

This First Amendment is executed by the authorized officers of the parties as set forth below by their respective signatures.

LESSOR:		LESSEE:

GENERAL ATOMICS		ALTHEA TECHNOLOGIES, INC.

By:	/s/ Mary K Scanlan	By:	/s/ Magda Marquet, Ph.D.
	Mary K. Scanlan		Magda Marquet, Ph.D.
	Director of Facilities		Co-President and Co-Chief Executive Officer

Date:	12/8/05	Date:	12/8/05

Page 1 of 1	December 8, 2005

SECOND AMENDMENT TO SUBLEASE BETWEEN

GENERAL ATOMICS AND ALTHEA TECHNOLOGIES, INC.

This SECOND AMENDMENT, dated, for reference purposes only, as of October 18, 2006, is made by and between General Atomics (the “Lessor”) and Althea Technologies, Inc. (the “Lessee”). This Amendment applies to the Sublease Agreement (the “Agreement”) dated September 9, 2002 (Building 65, 11040 Roselle Street) and First Amendment to Sublease Agreement dated December 8, 2005 (Building 63, 3550 Dunhill Street).

WHEREAS, The Lessor and Lessee (the Parties) wish to amend certain terms of the Sublease, including, but not limited to, addition of Lessor’s Building 64 located at 11030 Roselle Street in 3 phases, adding two (2) options for Lessor’s Building 63 Premises and adding one (1) option for Lessor’s Building 65 Premises.

NOW, THEREFORE, the Parties mutually agree as follows:

Add to Paragraph 1.2(a), Premises: Effective September 19, 2006, Lessee will add approximately 8,806 square feet of office space (Building 64 Suites F and G). Effective May 1, 2007, Lessee will add approximately 9,777 square feet of office space (Building 64 Suites D and E). Effective November 1, 2007, Lessee will add approximately 9,771 square feet of office space (Building 64 Suites A, B & C) for a total of 28,354 square feet for Building 64 and a total of 79,066 square feet for all occupied buildings effective November 1, 2007.

Add to Paragraph 1.3, Term: Parties agree the Sublease Term for Lessee’s added square footage (Building 64 only) will commence September 19, 2006 (“Commencement Date”) and terminate January 31, 2013 (“Building 64 Termination Date”). Termination Date for Building 65 shall remain unchanged, terminating January 31,2008 (“Building 65 Termination Date”). Termination Date for Building 63 shall remain unchanged, terminating March 31, 2011 (“Building 63 Termination Date”).

Add to Paragraph 1.5, Base Rent: The Lessee’s Monthly Rent in Building 64 will be $1.40 per square foot per month NNN commencing December 1, 2006 (“Rent Commencement Date”) with an annual increase of 4% each December 1st. Lessee may occupy space upon execution of this Sublease Amendment for Leasehold Improvements. Rents for Building 64 shall commence upon occupancy of each suite or no later than the dates in Paragraph 1.2(a) above. Base Rent for Building 65 shall remain unchanged, but subject to the annual rate increase of 4% each November lst. Base Rent for Building 63 shall remain unchanged, but subject to the annual rate increase of 4% each April 1st.

Building 65 - Althea’s Building 1

Lease Year		Square	Rental	Annual Rate	Monthly
Start Date	End Date	Feet	Rate/SF	Increase	Rent
11/01/02	01/31/03	29,895	$0.00	0.00%	$0.00
02/01/03	10/31/03	29,895	$1.35	0.00%	$40,358.25
11/01/03	10/31/04	29,895	$1.40	4.00%	$41,972.58
11/01/04	10/31/05	29,895	$1.46	4.00%	$43,651.48
11/01/05	10/31/06	29,895	$1.52	4.00%	$45,397.54
11/01/06	10/31/07	29,895	$1.58	4.00%	$47,213.44
11/01/07	01/31/08	29,895	$1.64	4.00%	$49,101.98

Option 1 - 5-Year
02/01/08	01/31/13

Option 2 - 5-Year
02/01/13	01/31/18

Building 63- Althea’s Building 2
Lease Year		Square	Rental	Annual Rate	Monthly
Start Date	End Date	Feet	Rate/SF	Increase	Rent
04/01/06	03/31/07	20,817	$1.15	0.00%	$23,939.55
04/01/07	03/31/08	20,817	$1.20	4.00%	$24,897.13
04/01/08	03/31/09	20,817	$1.24	4.00%	$25,893.02
04/01/09	03/31/10	20,817	$1.29	4.00%	$26,928.74
04/01/10	03/31/11	20,817	$1.35	4.00%	$28,005.89

Option 1 - 1-Year, 10-Month
04/01/11	01/31/13

Option 2 - 5-Year
02/01/13	01/31/18

Building 64 - Althea’s Building 3
Lease Year		Square	Rental	Annual Rate	Monthly
Start Date	End Date	Feet	Rate/SF	Increase	Rent
09/19/06	11/30/06	8,806	$0.00	0.00%	$0.00
12/01/06	04/30/07	8,806	$1.40	0.00%	$12,328.40
05/01/07	10/31/07	18,583	$1.40	4.00%	$26,016,20
11/01/07	11/30/07	28,354	$1.40	4.00%	$39,695.60
12/01/07	11/30/08	28,354	$1.46	4.00%	$41,283.42
12/01/08	11/30/09	28,354	$1.51	4.00%	$42,934.76
12/01/09	11/30/10	28,354	$1.57	4.00%	$44,652.15
12/01/10	11/30/11	28,354	$1.64	4.00%	$46,438.24
12/01/11	11/30/12	28,354	$1.70	4.00%	$48,295.77
12/01/12	01/31/13	28,354	$1.77	4.00%	$50,227.60

Option 1 - 5-Year
02/01/13	01/31/18

Page 1 of 3	October 18, 2006

Add to Paragraph 1.7(c), Security Deposit: Security Deposit required on record with the Lessor is that amount equivalent to one month’s Rent and two months’ Operating Expenses as summarized below:

One Month’s Rent (Buildings 65, 63, and 64 Suites F & G)	$81,665.49
Two Months’ Operating Expenses (59,518 sf x $0.17/sf x 2 mos.)	20,236.12

Adjusted Security Deposit	$101,901.61
Less Security Deposit on Record	(86,579.17)

Security Deposit Due:	$15,322.44

Concurrent with the annual increases in Base Rent, and/or additions of square footage, and without prior notice, the Security Deposit shall be adjusted in direct relation to the Monthly Rent and Operating Expenses and shall be paid by Lessee upon receipt of an invoice from Lessor.

Add to Paragraph 2.2, Condition: The Lessor agrees to sublease to the Lessee Building 64 in “as-is” condition.

Replace Paragraph 56 of the Addendum to the Sublease Agreement, Options: With the following terms and conditions: (1) The provision of Paragraph 39, including the provision relating to default of the Lessee, set forth in Paragraph 39.4, applies; (2) Lessee gives Lessor written notice of the exercise of this Option to Extend the Term a minimum of three months prior to end of the Option Year Term for each building, and (3) All Terms and Conditions of the Agreement, including the 4% annual rent increase, except where specifically modified by this Option, apply; Lessee grants Options to extend the Terms of the Sublease Agreement for each building as follows:

Building 65: The Lessee currently has one (1) 5-year Option to extend the Term of the Sublease Agreement for Building 65 to expire on January 31, 2013, The Lessor grants to the Lessee one (1) additional 5-year Option to extend the Term of the Sublease Agreement for Building 65 starting when the first Option expires on January 31, 2013 to terminate on January 31, 2018.

Building 63: The Lessee currently has no Options to extend the Term of the Sublease Agreement for Building 63. The Lessor grants to the Lessee one (1) 1-year and 10-month Option to extend the Term of the Sublease Agreement for Building 63 to expire on January 31, 2013 and one (1) 5-year Option to extend the Term of the Sublease Agreement for Building 63 starting when the first Option expires on January 31, 2013 to terminate on January 31, 2018.

Building 64: The Lessor grants to the Lessee the Option to extend the Term of the Sublease Agreement for Building 64 one (1) 5-year period starting when the Sublease for Building 64 expires on January 31, 2013 to terminate on January 31, 2018.

Add to Exhibit C, New Paragraph at end of Common Area Operating Expenses: Lessee will pay all Operating Expenses for Building 64, on the same per square footage basis as it does for its current Buildings 63 and 65 premises. The Lessee’s Building 64 employees will have access to Lessor’s Torrey Pines Industrial Center for use of the central cafeteria, fitness center (members only) and all outside recreation complex as well as access to Lessor’s private road (Tower Road) for use of access between Torrey Pines and Sorrento West Complex.

Add to Exhibit D, Leasehold Improvements, Lessee Responsibilities: Under the terms of an escrow agreement dated September 21, 2006 among Bank of the West, General Atomics, and Althea Technologies, Inc. $850,000 will be deposited to the escrow solely for the purpose of making improvements to Building 64 at 11030 Roselle Street, San Diego, CA 92121. Such amounts will be paid based upon invoices and other supporting information evidencing improvements made at Building 64, together with a Certificate of Instructions signed by Althea Technologies, Inc. In addition to the $850,000 available through the escrow, General Atomics will provide an additional $350,000 for improvements for an actual total of $1,200,000 to improve the premises up to $400,000 maximum for each of three (3) expansion phases, cumulative. Should Lessee not expend the maximum allocation for either of the first two phases, Lessee may utilize such funds in the next phase. Lessee shall provide Lessor’s Facilities Department sufficient backup information showing verification of payment with supporting information. Supporting information includes a summary of the cost to complete and verification of payment by the Lessee accompanied by unconditional mechanics lien releases executed by the performing contractor(s), subcontractor(s), and material vendors. All improvements over $1,200,000 will be the responsibility of the Lessee.

Except as hereby amended, all other terms and conditions of said Sublease Agreement will remain unchanged and in full force and effect.

This Second Amendment is executed by the authorized officers of the parties as set forth below by their respective signatures.

LESSOR:		LESSEE:

GENERAL ATOMICS		ALTHEA TECHNOLOGIES, INC.

By:	/s/ Mary K. Scanlan	By:	/s/ Gary Gilmore
	Mary K. Scanlan		R. Gary Gilmore
	Vice President, Facilities		Chief Financial Officer

Date:	10/19/06	Date:	10/17/06

Page 2 of 3	October 18, 2006

THIRD AMENDMENT TO SUBLEASE

This THIRD AMENDMENT TO SUBLEASE (this “Amendment”), dated, for reference purposes only, as of August 26, 2010, is made by and between GENERAL ATOMICS (“Lessor”) and ALTHEA TECHNOLOGIES, INC. (“Lessee”). This Amendment applies to the Standard Industrial/Commercial Multi-Tenant Lease — Net dated September 9, 2002 (Building 65, 11040 Roselle Street), First Amendment to Sublease between General Atomics and Althea Technologies, Inc. dated December 8, 2005 (Building 63, 3550 Dunhill Street), and Second Amendment to Sublease between General Atomics and Althea Technologies, Inc. dated October 18, 2006 (Building 64, 11030 Roselle Street) (as so amended, the “Sublease”).

WHEREAS, Lessor and Lessee (the “Parties”) wish to amend certain terms of the Sublease, including, but not limited to, the addition of Lessor’s Building 66 located at 3520 Dunhill Street, the extension of the Term and modification of the monthly Base Rent for all buildings. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Sublease unless the context indicates otherwise.

NOW, THEREFORE, the Parties mutually agree as follows:

Amendment to Paragraph 1.2(a), Premises: Effective as of September 1, 2010, (i) the Premises is hereby expanded to include, and is hereby increased by, approximately 24,113 square feet of space as depicted in Exhibit A hereto (comprised of the entire rentable square footage of Building 66) (the “Expansion Space”), and (ii) Lessee shall occupy, and the total Premises shall consist of, a total of 103,179 square feet for all occupied buildings.

Amendment to Paragraph 1.3, Term: Effective as of September 1, 2010 (which shall be the “Commencement Date” for the Expansion Space under the Sublease), the Parties agree the Term is hereby extended for the entirety of the Premises, including the Expansion Space (Building 66) added by this Amendment, until August 31, 2017, which date is hereby amended to be the “Expiration Date” as to the entirety of the Premises under the Sublease.

Amendment to Paragraph 1.5, Base Rent: Commencing September 1, 2010, monthly Base Rent will be as amended below, and Paragraph 1.5 shall be amended and restated as set out below. For the Expansion Space portions of the Premises (Building 66 only), starting September 1, 2010, Monthly Base Rent for Months 1-5 will be free, Monthly Base Rent for Months 6-11 will be fifty percent (50%) Monthly Base Rent, and Monthly Base Rent for Months 12-84 will be at one hundred percent (100%) Monthly Base Rent.

Building 65 - Althea’s Building 1 (11040 Roselle Street)

Lease Year			Rental	Annual Rate	Monthly
Start Date	End Date	Square Feet	Rate/SF	Increase	Rent	Annual Rent
09/01/10	08/31/11	29,895	$1.30	3.00%	$38,863.50	$466,362.00
09/01/11	08/31/12	29,895	$1.55	3.00%	$46,337.25	$556,047.00
09/01/12	08/31/13	29,895	$1.60	3.00%	$47,727.37	$572,728.41
09/01/13	08/31/14	29,895	$1.64	3.00%	$49,159.19	$589,910.26
09/01/14	08/31/15	29,895	$1.69	3.00%	$50,633.96	$607,607.57
09/01/15	08/31/16	29,895	$1.74	3.00%	$52,152.98	$625,835.80
09/01/16	08/31/17	29,895	$1.80	3.00%	$53,717.57	$644,610.87
						$4,063,101.91

Building 63 - Althea’s Building 2 (3550 Dunhill Street)

Lease Year			Rental	Annual Rate	Monthly
Start Date	End Date	Square Feet	Rate/SF	Increase	Rent	Annual Rent
09/01/10	08/31/11	20,817	$0.85	3.00%	$17,694.45	$212,333.40
09/01/11	08/31/12	20,817	$1.16	3.00%	$24,147.72	$289,772.64
09/01/12	08/31/13	20,817	$1.19	3.00%	$24,872.15	$298,465.82
09/01/13	08/31/14	20,817	$1.23	3.00%	$25,618.32	$307,419.79
09/01/14	08/31/15	20,817	$1.27	3.00%	$26,386.87	$316,642.39
09/01/15	08/31/16	20,817	$1.31	3.00%	$27,178.47	$326,141.66
09/01/16	08/31/17	20,817	$1.34	3.00%	$27,993.83	$335,925.91
						$2,086,701.61

1.

Building 64 Althea’s Building 3 (11030 Roselle Street)

Lease Year			Rental	Annual Rate	Monthly
Start Date	End Date	Square Feet	Rate/SF	Increase	Rent	Annual Rent
09/01/10	08/31/11	28,354	$1.40	3.00%	$39,695.60	$476,347.20
09/01/11	08/31/12	28,354	$1.44	3.00%	$40,829.76	$489,957.12
09/01/12	08/31/13	28,354	$1.48	3.00%	$42,054.65	$504,655.83
09/01/13	08/31/14	28,354	$1.53	3.00%	$43,316.29	$519,795.51
09/01/14	08/31/15	28,354	$1.57	3.00%	$44,615.78	$535,389.37
09/01/15	08/31/16	28,354	$1.62	3.00%	$45,954.25	$551,451.06
09/01/16	08/31/17	28,354	$1.67	3.00%	$47,332.88	$567,994.59
						$3,645,590.68

Building 66 - Althea’s Building 4 (3520 Dunhill Street)

Lease Year			Rental	Annual Rate	Monthly
Start Date	End Date	Square Feet	Rate/SF	Increase	Rent	Annual Rent
09/01/10	01/31/11	24,113	$1.25	3.00%	Free Rent	$0.00
02/01/11	07/31/11	24,113	$1.25	3.00%	1/2 Rent	$90,423.75
08/01/11	08/31/11	24,113	$1.25	3.00%	$30,141,25	$30,141.25
09/01/11	08/31/12	24,113	$1.29	3.00%	$31,045.49	$372,545.85
09/01/12	08/31/13	24,113	$1.33	3.00%	$31,976.85	$383,722.23
09/01/13	08/31/14	24,113	$1.37	3.00%	$32,936.16	$395,233.89
09/01/14	08/31/15	24,113	$1.41	3.00%	$33,924.24	$407,090.91
09/01/15	08/31/16	24,113	$1.45	3.00%	$34,941.97	$419,303.64
09/01/16	08/31/17	24,113	$1.49	3.00%	$35,990.23	$431,882.75
						$2,530,344.26

Amendment to Paragraph 1.7(c), Security Deposit: Security Deposit required on record with Lessor is that amount equivalent to one month’s Rent and two months’ Estimated Operating Expenses, as summarized below:

One Month’s Rent (Buildings 65, 63, 64, and 66)	$126,394.80
Two Months’ Operating Expenses (103,179 sf x $0.17/sf x 2 mos.)	$35,080.86

Required Security Deposit	$161,475.66
Less Security Deposit on Record	($156,559.62)

Security Deposit Due:	$4,916.04

Concurrent with the annual increases in Base Rent, and/or additions of square footage, and without prior notice, the Security Deposit shall be adjusted in direct relation to the Monthly Rent and Operating Expenses and shall be paid by Lessee upon receipt of an invoice from Lessor.

Condition of the Expansion Space. Subject to the provisions of Paragraphs 2.2 and 2.3 of the Sublease, each of which shall apply to the Expansion Space: (1) Lessee shall accept the Expansion Space in its condition as of the Term Commencement Date, subject to all Applicable Requirements; (2) Lessor shall have no obligation for any defects in the Expansion Space; and (3) Lessee’s taking possession of the Expansion Space shall be conclusive evidence that Lessee accepts the Expansion Space and that the Expansion Space was in good condition at the time possession was taken. Except as expressly provided herein, Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the condition of the Expansion Space or any other portion of the Premises, or with respect to the suitability of the Expansion Space or the other portions of the Premises for the conduct of Lessee’s business. Except for Lessor’s obligations under Paragraph 2.3 of the Sublease with respect to compliance of the Expansion Space with Applicable Requirement on the Commencement Date (which provision expressly excludes any such obligation of the part of Lessor with respect to Lessee’s use of the Expansion Space or as to any Alterations, including tenant improvements, made by or for Lessee), Lessee shall be responsible for the Expansion Space’s compliance with Applicable Requirements, including, without limitation, compliance with ,the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto. Notwithstanding the foregoing, Lessor shall correct and/or repair the matters affecting the Expansion Space identified on the attached Exhibit B within six (6) months of the Commencement Date at Lessor’s sole cost and expense (not to be included in Common Area Operating Expenses or allocated towards the Tenant Improvement Allowance), subject to a maximum expenditure on Landlord’s part of $35,000 for such matters.

2.

Add to Paragraph 7.4(b) of Sublease - Alterations: Paragraph 7.4(b) of the Sublease is hereby amended to add the following at the end of said Paragraph: “Notwithstanding the foregoing, for any Alterations made to the Premises and paid for by Lessee after the Commencement Date of Lessee’s sublease of Building 66 as part of the Premises, Lessee may request as part of Lessee’s written request to Lessor for Lessor’s consent to any such Alteration, that Lessor acknowledge in writing whether Lessee shall be required to remove such Alteration upon the expiration or earlier termination of the Sublease Term. If Lessor fails to respond to such request within ten (10) business days, upon Lessee’s giving of an additional ten (10) business days written notice to Lessor without response from Lessor, Lessor shall be deemed to have elected that Lessee shall have no obligation to remove such Alteration. In the event Lessor specifies that Lessee is required to remove any such Alteration, Lessee shall be required to restore the Premises to its condition prior to the Alteration, reasonable wear and tear and casualty excepted, including, when removing any of Lessee’s property which was plumbed, wired or otherwise connected to any of the Building systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Lessee shall pay Rent to Lessor as provided herein as if said space were otherwise occupied by Lessee. The provisions of this Section shall survive the expiration or earlier termination of the Sublease.”

Replace Paragraph 56 of the Addendum to Sublease - Options: Paragraph 56 of the Sublease is hereby amended and restated as follows: “Lessor hereby grants to Lessee two (2) successive 5-year options to extend the Term through August 31, 2022 and August 31, 2027, respectively, as to the entirety of the Premises (and not less than the entirety) in all Buildings (63, 64, 65, and 66), subject to the following terms and conditions: (1) the terms and provisions of Paragraph 39, including the provision relating to default of Lessee, set forth in Paragraph 39.4, applies to such options (provided that, for purposes of the requirement under Paragraph 39.2 that Lessee be in full possession of the Premises, such possession shall be deemed satisfied if Lessee, together with its Affiliates [as defined below], occupies the entire Premises); (2) Lessee shall give Lessor written notice of its exercise of these Options to Extend the Term (“Exercise Notice”) at least six (6) months prior to, but no earlier than nine (9) months prior to, the end of the then current Term, and if notice is not so given and received, the subject option to extend (and any succeeding option) shall automatically expire, and (3) all terms and conditions of the Sublease shall apply except that Base Rent during any such extension term shall be determined in accordance with the provisions of this Section 56, as follows: The Base Rent during any extension term shall be the lesser of (i) the fair market value (determined in accordance with this Section 56) or (ii) the Base Rent in effect at the expiration of the applicable Term, providing for 3.0% annual increases during the extension term. The “fair market value” shall be the rental rate at which tenants, as of the commencement of the applicable extension term, are leasing non-sublease, non-encumbered space comparable in size, location and quality to the Premises for a term of five (5) years, which comparable space is located in other first-class office buildings in the Sorrento Valley/Torrey Pines area of San Diego, California. Upon receipt of Lessee’s Exercise Notice, Lessor and Lessee shall attempt to agree in good faith upon the fair market value. If Lessor and Lessee fail to reach agreement within twenty (20) days following Lessor’s receipt of the Exercise Notice (the “Outside Agreement Date”), then each party shall make a separate determination of the fair market value and, within five (5) business days thereafter, concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with this Section 56. Lessor and Lessee shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable office properties in San Diego, California. The determination of the arbitrators shall be limited solely to the issue of whether Lessor’s or Lessee’s submitted determination of fair market value is the closest to the actual fair market value, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date. The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators. The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Lessor’s or Lessee’s submitted determination of fair market value and shall notify Lessor and Lessee thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Lessor and Lessee. If either Lessor or Lessee fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator’s decision shall be binding upon Lessor and Lessee. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the determination of fair market value to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association. The cost of arbitration shall be paid by Lessor and Lessee equally.”

3.

Add Paragraph 57 to the Addendum to Sublease - Nondisclosure of Lease Terms: A new paragraph 57 is hereby added to the Sublease, as follows: “Lessee acknowledges and agrees that the terms of this Sublease are confidential and constitute proprietary information of Lessor. Disclosure of the terms could adversely affect the ability of Lessor to negotiate other leases and impair Lessor’s relationship with other tenants. Accordingly, Lessee agrees that it, and its partners, officers, directors, employees and agents, shall not disclose the terms and conditions of this Sublease to any newspaper or other publication, to any other tenant or apparent prospective tenant of the Building or other portion of the Premises, any real estate agent or any other party, either directly or indirectly, without the prior written consent of Lessor; provided, however, Lessee may disclose the terms to its attorneys, accountants, employees, and prospective subtenants or assignees under this Lease on a “need to know” basis, and all such parties shall be required to keep the terms of this Sublease confidential, and Lessee may also disclose the terms of this Sublease to the extent Lessee is legally obligated to do so.”

Common Area Operating Expenses: Lessee will pay all Operating Expenses for Building 66, on the same per square footage basis as it does for its current Buildings 63, 64 and 65 premises. Lessee’s Building 66 employees will have access to Lessor’s Torrey Pines Industrial Center for use of the central cafeteria, fitness center (members only) and all outside recreation complex as well as access to Lessor’s private road (Tower Road) for use of access between the Torrey Pines and Sorrento Valley West Complex, provided that such use shall be subject to Lessor’s rules and regulations at all times.

Tenant Improvement Allowance: Provided that Lessee is not in default of its obligations under the Sublease (and no event exists which with the giving of notice or passage of time would constitute a default by Lessee under the Sublease), Lessor will provide Lessee with a tenant improvement allowance (“Tenant Improvement Allowance”) of (i) up to Two Hundred Thirty-Seven Thousand One Hundred Ninety-Eight dollars ($237,198) for Buildings 63, 64, 65 ($3.00 per rentable square foot), and (ii) up to One Hundred Twenty Thousand Five Hundred Sixty-five dollars ($120,565) for Building 66 ($5.00 per rentable square foot). During the period beginning on September 1, 2010 and ending on August 31, 2013, Lessee may elect, in its sole discretion, to allocate the combined Tenant Improvement Allowance, up to Three Hundred Fifty-Seven Thousand Seven Hundred Sixty-Three Dollars ($357,763) in the aggregate, as needed between Buildings 63, 64, 65, and 66, for any Utility Installations or Alterations Lessee deems appropriate, subject to the provisions of Article 7 of the Sublease (“Allowance Improvements”). Lessee will provide Lessor’s Facilities Department sufficient backup information showing verification of payment of costs for design and construction of the Allowance Improvements, including supporting information consisting of a line item summary of the cost to complete the Allowance Improvements and verification of payment of the costs thereof by Lessee, accompanied by statutorily sufficient conditional (i.e. conditioned only upon receipt of payment) or unconditional mechanics lien releases (such lien waivers and releases to be submitted for any progress payments and for final payment) executed by the performing contractor(s), supplier(s) and materialmen. In the event that the costs of the Allowance Improvements exceed the Tenant Improvement Allowance, all such costs shall be borne solely by Lessee, however, such excess costs may be paid out of TI Advances (as defined below), subject to all the provisions applicable to such TI Advances set forth below. The terms and provisions of Article 7 of the Sublease, as amended by this Amendment, shall be applicable to the Allowance Improvements and to any other Alterations made by Lessee, which terms and provisions provide that, among other things, (i) Lessee shall be required to obtain the consent or approval of Lessor to the Allowance Improvements and to any other Alterations made by Lessee, and (ii) Lessor may, as a condition of or to its consent, require that Lessee remove any or all of such Allowance Improvements and/or other Alterations made by Lessee, at the expiration or earlier termination of the Sublease.

In the event that Lessee requires additional Alterations to modify the Premises in excess of the Allowance Improvements or the cost of the Allowance Improvements exceeds the Tenant Improvement Allowance above, provided that: (1) Lessee is not in default of its obligations under the Sublease (and no event exists which with the giving of notice or passage of time would constitute a default by Lessee under the Sublease), and (2) not less than thirty-six (36) months remain of the Sublease Term, then, upon Lessee’s request therefor in writing to Lessor from time to time, Lessor shall provide advances to Lessee (the “TI Advances”), in amounts of not less than Fifty Thousand ($50,000) each and not to exceed Seven Hundred Thousand Dollars ($700,000) in the aggregate, for purposes of financing the costs of such Alterations, which TI Advances shall be amortized at eight percent (8.0%) per annum (subject to the maximum rate permitted by law) in equal monthly installments over a thirty-six (36) month period from the date of the first TI Advance, when such TI Advances shall be due and payable in full. Lessee shall execute Lessor’s commercially reasonable form of promissory note and any other commercially reasonable documents requested by Lessor, provided that Lessee shall provide Lessor with current financial statements and any other documents requested by Lessor which shall be acceptable to Lessor in its reasonable discretion as a condition to availability of the TI Advances.

4.

Right of First Offer. Lessor hereby grants to Lessee, a right of first offer with respect to any space that Lessor determines to offer for lease in the “General Atomics Roselle Properties,” defined as properties as to which Lessor has unfettered lease or sublease rights and which are located in the area bordered by Roselle, Flintkote, Dunhill and Estuary Streets (including without limitation the building located at 3510 Dunhill Street [Building 67]), as further outlined on Exhibit C attached hereto and made a part hereof (collectively, the “First Offer Space”). Lessor shall notify Lessee in writing (the “First Offer Notice”) from time to time when Lessor proposes to offer any First Offer Space for lease. The First Offer Notice shall describe the First Offer Space which is the subject of the proposal (“Proposal Space”) and shall set forth the terms and conditions (including the proposed lease term) set forth in the proposal (collectively, the “Terms”). If Lessee wishes to exercise Lessee’s right of first offer with respect to the subject Proposal Space described in the First Offer Notice, then within five (5) business days after receipt of the First Offer Notice by Lessee (the “Election Date”), Lessee shall deliver written notice to Lessor (“Lessee’s Election Notice”) pursuant to which Lessee shall elect either to (i) lease all of the Proposal Space described in the First Offer Notice upon the Terms set forth in the First Offer Notice, or (ii) refuse to lease such space identified in the First Offer Notice. If Lessor does not receive a response from Lessee in writing to Lessor’s First Offer Notice by the Election Date, Lessee shall be deemed to have elected not to lease the Proposal Space pursuant to the Terms (“Declined Proposal Space”). If Lessee elects (or is deemed to have elected) not to lease the Proposal Space pursuant to the First Offer Notice, then Lessor shall be free to lease the Declined Proposal Space that was the subject of the First Offer Notice to any person or entity on economic terms which may be less favorable than, or the same as, the Terms offered to Lessee, but shall not be more economically favorable by more than five percent (5%) than the Terms offered to Lessee in the First Offer Notice (“Allowed Non-Lessee Terms”) for a period of up to twelve (12) months; provided, however, if Lessor fails to enter into a lease for the Declined Proposal Space on the terms that are within the Allowed Non-Lessee Terms within the next twelve (12) months, or desires to lease such space on terms other than tile Allowed Non-Lessee Terms, then Lessor shall be obligated to again deliver a First Offer Notice to Lessee prior to leasing such space to a third party on the terms upon which Lessor then desires to offer the Proposal Space. If Lessee properly exercises Lessee’s right to lease the First Offer Space as set forth herein including by delivery of Lessee’s Election Notice not later than the Election Date, then Lessor and Lessee shall execute an amendment to the Sublease incorporating into the Sublease the Proposal Space and the Terms applicable to such Proposal Space. Lessee’s right of first offer is personal to the originally named Lessee under the Sublease and may only be exercised if Lessee occupies not less than seventy-five percent (75%) of the Premises then under the Sublease. Lessee’s right of first offer hereunder shall automatically terminate and have no further effectiveness if Lessee is at any time in default of the Sublease (subject to applicable notice and cure periods, if any) more than twice in any twelve (12) month period during the Term.

Affiliate Transfers. Notwithstanding anything to the contrary in the Sublease (as amended by this Amendment) including without limitation Article 12 thereof, a subletting by Lessee of all or a portion of the Premises to an Affiliate (as defined below) of Lessee shall not require Lessor’s consent, provided that (i) Lessee notifies Lessor of any such subletting prior to the effective date thereof and promptly supplies Lessor with any documents or information reasonably requested by Lessor regarding such subletting, and (ii) the net worth of such Affiliate is not less than reasonably required to fulfill the terms of the sublease. Any assignment of the Sublease to an Affiliate of Lessee shall be subject to all the terms and provisions of Article 12 of the Sublease (as amended by this Amendment) and shall be for not less than the entirety of the Premises under the Sublease; provided, however, Lessor’s consent to an assignment of the Sublease to an Affiliate of Lessee shall not be unreasonably withheld. The term “Affiliate” shall mean (a) any entity that is controlled by, controls or is under common control with, Lessee, (b) any entity that merges with, is acquired by, or acquires Lessee through the purchase of stock, membership or partnership interests or assets, or (c) any entity that becomes a parent, successor or Affiliate of Lessee, or is a successor of Lessee by reason of merger, consolidation, public offering, reorganization, dissolution, or sale of stock, membership or partnership interests or assets,

Parking. Effective as of September 1, 2010 and continuing throughout the remainder of the Term, Lessee shall have the use of 228 unreserved parking spaces.

Except as hereby amended, all other terms and conditions of the Sublease will remain unchanged and in full force and effect.

[Signatures contained on next pages]

5.

IN WITNESS WHEREOF, this Third Amendment to Sublease is hereby executed by the Parties as of the date first written above.

LESSOR:		LESSEE:

GENERAL ATOMICS		ALTHEA TECHNOLOGIES, INC.

By:	/s/ Mary K. Scanlan	By:	/s/ William G. Kachioff
	Mary K. Scanlan		William G. Kachioff
	Vice President, Facilities		Chief Financial Officer

Date:	8/30/10	Date:	8/30/10

6.

EXHIBIT A

EXPANSION SPACE

EXHIBIT B

ITEMS REQUIRING REPAIR

•	Bench Water Damage

•	Door Weather Seal

•	Drain Water Damage

•	Exterior Wall Cracks

•	Failed Curb

•	Failing HVAC Unit

•	Floor Tile Damage

•	Rotted Window Frame

8.

EXHIBIT C

FIRST REFUSAL SPACE

[To be attached]

9.

AMENDED & RESTATED SUBLEASE AGREEMENT

THIS AMENDED & RESTATED SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of April 1, 2011 (the “Effective Date”), by and between ALTHEA TECHNOLOGIES, INC., a Delaware corporation (the “Sublessor”) and ALTHEADX, INC., a Delaware corporation (the “Sublessee”).

RECITALS

A. Sublessor is the Tenant under that certain Standard Industrial/Commercial Multi- Tenant Lease - Net, dated as of September 9, 2002, as amended by that certain First Amendment to Sublease, dated as of December 8, 2005, as further amended by that certain Second Amendment to Sublease, dated as of October 18, 2006 and that certain Third Amendment to Sublease dated August 26, 2010 (as amended, the “Lease”), by and between Sublessor and General Atomics, a California corporation (“Landlord”), whereby Sublessor currently leases from Landlord approximately 79,066 square feet of space, 29,895 square feet of which is located at 11040 Roselle Street, San Diego, California 92121 (“Building 1”), 20,817 square feet of which is located at 3550 Dunhill Street, San Diego, California 92121 (“Building 2”), and the remaining 28,354 square feet of which is located at 11030 Roselle Street, San Diego, California 92121 (“Building 3”) (Building 1, 2 and 3 collectively, the “Premises”). Capitalized terms used herein without definition shall have the meanings given such terms in the Lease.

B. Sublessee currently occupies approximately 18,524 square feet of the Premises located in Building 2 as outlined in Exhibit “B” (the “Subleased Premises”).

C. Sublessor and Sublessee are parties to an existing sublease agreement dated as of August 20, 2009 which expired on March 31, 2011 and now desire to continue the prior agreement on the amended and restated terms and conditions set forth herein, as of the Effective Date.

NOW THEREFORE, in consideration of the covenants and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessee and Sublessor hereby agree as follows:

1. Subleased Premises. Sublessor hereby subleases to Sublessee the Subleased Premises upon all the terms and conditions contained in this Sublease.

2. Sublease Term. The term of the Sublease shall commence on the Effective Date and shall terminate on August 31, 2017 (the “Term”) or upon any earlier termination of the Lease.

3. Possession. Sublessee acknowledges that Sublessee is already in possession of the Subleased Premises, and Sublessee agrees it is accepting the Subleased Premises in its present “as is” condition, and acknowledges that Sublessor have made no representation or warranty of any kind, express or implied, with respect to the Subleased Premises or the condition thereof. Any improvements or decorations that Sublessee wishes to be installed in the Subleased Premises shall be the responsibility of Sublessee and shall be subject to the approval of Landlord

1

and Sublessor and shall be constructed in accordance with the terms of the Lease and applicable laws, ordinances, rules and regulations, of any government body having jurisdiction over the Subleased Premises. At the expiration of the Term, Sublessee shall (if required by Landlord at any time in accordance with the Lease or by Sublessor at the time of Sublessor’s approval of such improvements) remove from the Subleased Premises all such improvements and Sublessee’s personal property and shall repair any damage and perform any restoration work caused by such removal in accordance with the Lease requirements for restoration of the

4. Use. The Premises shall be used only for the uses permitted by Section 1.8 of the Lease and for no other uses whatsoever. In addition, Sublessee shall abide by all of Sublessor’s safety and security procedures, rules and regulations, as updated from time to time.

5. Rent. Beginning on the Effective Date and throughout the Term, Sublessee covenants and agrees to pay to Sublessor monthly rent for the Subleased Premises of 89% of the actual rent for Building 2 actually paid by Sublessor under the Lease (currently $0.85 per square foot and increasing annually) (“Monthly Rent”). It is the intent of the parties that this Sublease will result in a triple net sublease and Sublessee will reimburse Sublessor for any and all costs relating to Sublessee’s use and occupancy of the Subleased Premises such that there will be no cost to Sublessor as a result of this Sublease. Monthly Rent shall be pro-rated for any partial months at the beginning or end of the Term.

6. Common Area Operating Expenses. Sublessee covenants and agrees to reimburse to Sublessor 89% of the Common Area Operating Expenses actually paid by Sublessor for Building 2 under the Lease. In addition, Sublessee shall pay to Sublessor any and all sums which Sublessor may be required to pay arising out of a request by Sublessee for additional services of any kind.

For clarity, Monthly Rent excludes, and Sublessee is solely responsible for its own physical plant services, e.g. janitorial, utilities, repair and maintenance, to the extent not included in Common Area Operating Expenses.

7. Time and Place of Payment. All payments of Rent shall be made, in advance, on the 1st day of each month during the Term, and shall be made payable to Sublessor at 11040 Roselle Street, San Diego, California 92121, or to such other person or at such other place as Sublessor may from time to time designate in writing.

8. Incorporation by Reference; Sublease Subject to Lease. The Lease, a copy of which is attached hereto as Exhibit A, is incorporated herein by reference as terms and conditions of this Sublease; provided that each reference therein to “Tenant” shall be a reference to Sublessee, each reference therein to “Lease” shall be a reference to this Sublease, and each reference to “Premises” shall be a reference to the Subleased Premises. Where applicable, each reference to “Landlord” shall refer to Sublessor provided that under no circumstance shall Sublessor be responsible or liable in any way for the failure of Landlord to perform any acts required under the Lease or to supply any item, including, but not limited to, any utility or service, to the Subleased Premises and no such failure will in any way excuse Sublessee’s performance under this Sublease or entitle Sublessee to any abatement of rent or other charge, except as may be expressly permitted by the terms of the Lease. In all provisions of the Lease

2

requiring the approval or consent of Landlord, Sublessee shall be required to obtain the approval or consent of both Sublessor and Landlord. Sublessee’s interest in the Subleased Premises and rights under this Sublease are derivative of the Sublessor’s rights under the Lease and Sublessee acknowledges and agrees that, notwithstanding anything to the contrary in this Sublease, Sublessee’s rights hereunder and with respect to the Subleased Premises shall be no greater than those of Sublessor pursuant to the Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Lease; provided however, Sublessor shall not be responsible and shall have no liability to Sublessee if the Sublease is terminated due to the termination of the Lease for any reason whatsoever, unless due to Sublessor’s gross negligence or willful misconduct.

9. Miscellaneous.

a. Provided Sublessee shall timely pay all Rent and all other charges under this Sublease when due, Sublessor shall pay, when due, all base rent and other charges payable by Sublessor to Landlord under the Lease.

b. Sublessor shall at all times keep in full force and effect all insurance required of Sublessor under the Lease, unless that requirement is waived in writing by Landlord. Sublessee will be required to obtain all of the types and levels of insurance required pursuant to Section 8 of the Lease applicable to the Subleased Premises and to provide Sublessor and Landlord proof of such insurance prior to occupancy of the Subleased Premises, and the waiver of subrogation contained in Section 8.6 of the Lease shall apply in favor of both Sublessor and Landlord.

c. Sublessor covenants that it will not suffer to be done or omit to do any act which it is obligated to perform which may result in a violation of or a default under its obligations under the Lease. Sublessor further covenants and agrees to indemnify Sublessee against and hold Sublessee harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Sublessor’s breach of the foregoing sentence. Except as otherwise expressly provided in this Sublease, Sublessee shall perform all affirmative covenants and shall refrain from performing any act that is prohibited by the negative covenants of the Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Subleased Premises. Sublessee covenants that it will occupy the Subleased Premises in accordance with the terms of the Lease as incorporated herein and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Lease, or render Sublessor liable for any damage, charge or expense thereunder. Sublessee further covenants and agrees to indemnify Sublessor against and hold Sublessor harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Sublessee’s failure to perform or observe any of the terms and conditions of the Lease or this Sublease.

d. Sublessor shall have no duty to perform any obligations of Landlord under the Lease and Sublessee acknowledges and agrees that Sublessee will look solely to Landlord for performance of such obligations. Sublessor shall have no responsibility for or be liable to

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Sublessee for any default, failure, or delay on the part of Landlord in the performance or observance by Landlord of any of its obligations under the Lease, nor shall any default by Landlord affect this Sublease or waive or defer the performance of any of Sublessee’s obligations under this Sublease except as may be expressly permitted by the terms of the Lease. Notwithstanding the foregoing, the parties contemplate that Landlord will perform its obligations under the Lease and in the event of any default or failure of performance by Landlord, Sublessor agrees that it will, upon notice from Sublessee, request Landlord to perform its obligations under the Lease and use commercially reasonable efforts to ensure that Landlord performs such obligations.

10. Lease in Effect. Sublessor warrants that, (i) Sublessor has delivered to Sublessee a complete copy of the Lease and all amendments between Landlord and Sublessor relating to the leasing, use or occupancy of the Subleased Premises, (ii) to Sublessor’s knowledge, the Lease is, as of the date of this Sublease, in full force and effect, and (iii) to Sublessor’s knowledge, no event of default has occurred under the Lease and no event has occurred and is continuing that would constitute an event of default by Sublessor, but for the requirement of the giving of notice and the expiration of the period of time to cure.

11. Subletting or Assignment. Sublessee shall not assign, mortgage, encumber or otherwise transfer its interest in this Sublease, in whole or in part, or permit the subletting of the Subleased Premises or any part thereof without the prior written consent of Landlord and Sublessor. In all instances, Sublessee’s right to assign, sublet, mortgage, encumber or otherwise transfer its interest in the Sublease shall be subject to the terms and conditions of the Lease including without limitation Section 12 thereof.

12. Option to Sublease Additional Space. Sublessee shall have the option to lease additional space in the Premises to the extent Sublessor reasonably determines that it has such additional space available for sublease, by providing written notice to Sublessor which notice shall provide (i) the amount of additional space Sublessee desires to sublease and (ii) the date upon which Sublessee desires to take possession of such additional space, which date shall be no less than thirty (30) days following the date of such notice. Sublessor shall respond to such notice within ten (10) business days following receipt thereof indicating whether (a) Sublessor is able to deliver possession of the requested amount of space, the exact location of such available space and the date upon which such space could be delivered or (b) the additional space requested is not available. In the event such additional space is available and delivered to Sublessee, such space shall be included in the Subleased Premises and Sublessee shall sublease such additional space on the same terms and conditions as set forth herein for the remainder of the Term, provided that Monthly Rent and Sublessee’s Share shall be adjusted to reflect the additional space being subleased. The foregoing option will terminate if at any time during the Term of this Sublease Sublessee is or has been in default of any term or condition of this Sublease after any applicable notice and cure period.

13. New Lease. If Sublessor does not elect to enter into a new lease or extension of the Lease (whether by the exercise of any existing option rights or otherwise) with Landlord with respect to the Subleased Premises (and only in such instance), then Sublessor acknowledges and agrees that Sublessee shall have the right to negotiate with Landlord to enter into a new lease for Building 2 upon the expiration of the Lease, upon such terms and conditions as Sublessee and

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Landlord may agree. Nothing herein shall be construed as permitting Sublessee to exercise any extension or renewal rights pursuant to the Lease with respect to the Subleased Premises, if any such rights exist, and in no event shall Sublessor be obligated to extend the term of the Lease for any reason. Sublessor makes no representation or warranty that Landlord will negotiate with Sublessee for any future lease rights.

14. Hazardous Substance. Sublessee shall not use or allow the use of any Hazardous Substance, unless the same is permitted under the Lease. Sublessee’s use of any Hazardous Substance shall be subject to all of the terms and conditions of the Lease. In addition to Sublessee’s indemnification obligations under Section 6.2(d) of the Lease, Sublessee shall be liable for, and shall indemnity, defend, protect and hold Landlord and Sublessor harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including testing, remediation and consultant and reasonable attorneys’ fees and court costs, arising or resulting from (a) Hazardous Substances on or about the Subleased Premises that did not exist on or about the Subleased Premises prior to Sublessee’s occupancy thereof (which occupancy commenced prior to the Term of this Sublease), (b) Hazardous Substances brought onto the Premises by or for Sublessee; or (c) any breach of Sublessee’s obligations under the Lease or this Section 15. The foregoing indemnity shall not apply to the extent of any Hazardous Substances brought onto the Subleased Premises by Sublessor or Landlord which were not exacerbated by Sublessee.

15. Indemnity.

a. In addition to any indemnity obligations set forth in the Lease and incorporated by reference herein and not in limitation thereof, Sublessee shall indemnify, protect, defend and hold harmless the Premises, Landlord and Sublessor and their agents, partners and lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Subleased Premises by Sublessee. If any action or proceeding is brought against Landlord or Sublessor by reason of any of the foregoing matters, Sublessee shall upon notice defend the same at Sublessee’s expense by counsel reasonably satisfactory to Landlord and Sublessor, and Sublessor shall cooperate with Sublessee in such defense.

b. In addition to any indemnity obligations set forth in the Lease and incorporated by reference herein and not in limitation thereof, Sublessor shall indemnify, protect, defend and hold harmless Sublessee and its agents, partners and lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the breach of this Sublease by Sublessor. If any action or proceeding is brought against Sublessee by reason of any of the foregoing matters, Sublessor shall upon notice defend the same at Sublessor’s expense by counsel reasonably satisfactory to Sublessee, and Sublessee shall cooperate with Sublessor in such defense. Nothing in this Section shall be deemed to affect Sublessor’s right to indemnification for liability or liabilities arising prior to termination of this Sublease for personal injury or property damage under any other indemnification or other provision of this Sublease.

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16. Sublessee Default. The occurrence of any of the following events (each, an “Event of Default”) shall constitute a material default and breach of this Sublease by Sublessee: (a) a default beyond any applicable notice and cure periods under the Lease or this Sublease due to Sublessee’s acts or omissions (with the parties agreeing that Sublessee’s obligations under this Sublease shall have the same notice and cure periods set forth in the Lease); (b) the breach of any of the provisions of Section 13.1 of the Lease. Upon any Event of Default, Sublessor shall have all of the remedies available to Landlord under the Lease. All rights and remedies of Sublessor herein enumerated or incorporated by reference above shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity, and may be exercised with or without legal process as then may be provided or permitted by the laws of the State of California.

17. Notices. All notices shall be hand delivered or given by registered or certified mail, return receipt requested, and shall be deemed given when received. In all provisions of the Lease requiring that the tenant thereunder deliver notice to Landlord, Sublessee shall be required to deliver notice concurrently to Sublessor and Landlord. Upon Sublessee’s receipt of any notice from Landlord with respect to the Premises, Sublessee shall immediately deliver to Sublessor a copy of such notice.

Notice to the Sublessor shall be addressed to:

11040 Roselle Street

San Diego, California 92121

Attention: William G. Kachioff, Chief Financial Officer

Notice to Sublessee shall be addressed to:

3550 Dunhill St.

San Diego, CA 92121

ATTN: Legal Affairs

18. Surrender of Possession. Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor in the condition required by the Lease and in good order, repair and condition, broom clean, ordinary wear and tear excepted and, if required by Landlord at any time in accordance with the Lease or by Sublessor at the time of Sublessor’s approval of such alterations or improvements, with any alterations or improvements installed by or at the request of Sublessee removed and any damage caused by such removal repaired.

19. Holdover. Notwithstanding any provision to the contrary contained in the Lease or this Sublease, (a) Sublessor expressly reserves the right to require Sublessee to surrender possession of the Subleased Premises upon the expiration of the Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Sublessee and/or collect damages in connection with any such holding over, and (b) Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, reasonable attorneys’ fees incurred or suffered by Sublessor by reason of Sublessee’s failure to surrender the Subleased Premises on the expiration or earlier termination of this Sublease in accordance with

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the provisions of this Sublease, including the payment of all holdover rent or other damages chargeable pursuant to the Lease.

20. Quiet Enjoyment. Sublessor represents that it has full power and authority to enter into this Sublease, subject to the consent of Landlord. So long as no Event of Default on the part of Sublessee has occurred, Sublessee’s quiet and peaceable enjoyment of the Subleased Premises shall not be disturbed by Sublessor or by anyone claiming through Sublessor.

21. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles thereof.

22. Successors and Assigns. This Sublease shall be binding upon the successors and permitted assigns of Sublessee and Sublessor.

23. Conflict. In the event of any conflict between the terms of the Lease and the terms of this Sublease, as between Sublessor and Sublessee, the terms of this Sublease shall control.

24. Amendment. Any subsequent changes or modifications shall become effective only by a written instrument duly executed by Sublessee and Sublessor.

25. Brokerage. Each party warrants to the other that it has had no dealings with any broker in connection with this Sublease. Each party agrees to indemnify the other party from and as to any liability for any compensation claimed by any broker or agent with respect to this Sublease or its negotiation on behalf of the party through whom the claim is made.

26. Force Majeure. Neither party shall be deemed in default with respect to any of its obligations under this Sublease if that party’s failure to perform timely is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by the other party or its agents, employees, and invitees, or any other cause beyond that party’s reasonable control. This Section shall not be applicable, however, if either party’s failure to perform timely creates a default under the Lease.

27. Severability. If any term or provision of this Sublease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Sublease shall not be affected thereby and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by applicable laws.

28. No Partnership or Joint Venture. Nothing in this Sublease shall be construed as creating a partnership or joint venture between Sublessor, Sublessee or any other party, or cause Sublessor or Sublessee to be responsible for the debts of the other or of any third party.

29. Landlord’s Consent. This Sublease is subject to and contingent upon Landlord’s execution of a Consent to Sublease in a form reasonably acceptable to the parties hereto within thirty (30) days of the date hereof. In the event Landlord does not so execute such Consent to

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Sublease within such time, either party may terminate this Sublease upon written notice to the other party until such time as Landlord’s consent is obtained.

30. Counterparts. This Sublease may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first written above.

SUBLESSOR:

ALTHEA TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ William Kachioff
Name:	William Kachioff
Title:	Vice President, Finance & CFO

SUBLESSEE:

ALTHEADX, INC., a Delaware corporation

By:	/s/ Carin Sandvik
Name:	Carin Sandvik
Title:	CFO

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EXHIBIT A

MASTER LEASE

[see attached]

A-1

EXHIBIT B

SUBLEASED PREMISES AND SHARED SPACE

BUILDING 2

Room #	Room Description	Althea SQ Ft	Dx Sq Ft	Total Sq Ft
99	Doc control & related storage	1,988	—	1,988
165	Blue conference room	305	—	305
	all other		18,524	18,524

		2,293	18,524	20,817

	% of total	11%	89%	100%

Agreement to Terminate Amended and Restated Sublease Agreement

This agreement refers to the Amended and Restated Sublease Agreement dated April 1, 2011 (the “Sublease”) by and between Althea Technologies, Inc. (now Ajinomoto Althea Inc.) (“Althea”) as Sublessor and AltheaDx, Inc. (“AltheaDx”) as Sublessee under which AltheaDx, Inc. subleased approximately 18,524 square feet of premises known as Building 2 (“Premises”).

Whereas AltheaDx, Inc. will be moving it operations to another facility and will no longer require the use of these Premises; and

Whereas Ajinomoto Althea Inc. requires additional space and would like to occupy such Premises;

The parties hereby agree to terminate the Amended and Restated Sublease Agreement effective April 1, 2015. Additionally, it is agreed by both parties that if AltheaDx, Inc. is able to vacate the Premises prior to April 1, 2015, AltheaDx, Inc. will provide at least forty-five (45) days prior written notice to Ajinomoto Althea Inc. and the lease will terminate on such date of earlier vacancy. The parties agree that the termination date can be extended past the April 1, 2015 date with the written consent of both parties. . In all events, AltheaDx will surrender the Premises on effective data of termination in accordance with this Agreement and the Sublease and will pay all amounts due under the Lease up to the effective date of termination, including all Rent and Operating Expenses, and pro-rata amounts for any partial periods, on or before the effective date of the termination.

As part of its Hazardous Materials obligations under the lease, AltheaDx will deliver to Althea a Phase I Environmental Site Assessment Report for the Premises prepared by a qualified independent professional which assessment shall be made as of the termination effective date or as soon thereafter as practicable. Such assessment Report shall be delivered within 30 days of the termination effective date.

Additionally, it is agreed that certain furniture which is currently in the building will remain for the use of Ajinomoto Althea Inc. after the termination of the Amended and Restated Sublease Agreement. At least      days prior to the termination effective date, the parties shall conduct a joint inspection of the premises and promptly thereafter agree in writing on, among other items, any items to remain or to be removed or repaired in accordance with the lease and the amounts due Althea upon termination.

SUBLESSOR:

AJINOMOTO ALTHEA, Inc., a Delaware corporation

By:	/s/ Martha J. Demski
Name:	Martha J. Demski
Title:	CFO

SUBLESSEE:

ALTHEADX, INC., a Delaware corporation

By:	/s/ Jeffrey G. Black
Name:	Jeffrey G. Black
Title:	CFO